Registration No. 333-03591

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM T-1

              STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER
              THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                        DESIGNATED TO ACT AS TRUSTEE

                            BANK ONE, TEXAS, NA

                         Not Applicable 75-2270994
                  (State of Incorporation (I.R.S. Employer
                if not a national bank) Identification No.)

                 1717 Main, 7th Floor, Dallas, Texas 75201
       (Address of trustee's principal (Zip Code) executive offices)


                                Ted Kravits
                               Trust Officer
                       c/o Bank One Trust Company, NA
                           100 East Broad Street
                         Columbus, Ohio 43271-0181
                               (614) 248-2566
         (Name, address and telephone number of agent for service)


                         Continental Airlines, Inc.
            (Exact name of obligor as specified in its charter)

                   Delaware                       74-2099724
        (State or other jurisdiction of        (I.R.S.Employer
        incorporation or organization)       Identification No.)


                       2929 Allen Parkway, Suite 2010
                      Houston, Texas 77019 (Zip Code)
                  (Address of principal executive offices)


            10.22% Series B Senior Unsecured Sinking Fund Notes
                              due July 1, 2000

                    (Title of the Indenture securities)





                                  GENERAL

     1.   General Information.
          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency, Washington, D.C.
               Federal Reserve Bank, Dallas, Texas
               Federal Deposit Insurance Corporation, Washington, D.C. National Bank Examiners, Dallas, Texas

          (b) Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

     2.   Affiliations with Obligor and Underwriters.
          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee.

     16.  List of Exhibits
          List below all exhibits filed as a part of this statement of eligibility and qualification. (Exhibits identified in parentheses, on file with the Commission, are incorporated herein by reference as exhibits hereto.)

     Exhibit 1 - A copy of the Articles of Association of the trustee as now in effect.
     Exhibit 1 to Form T-1, filed as a part of the Registration
     Statement (Registration No. 33-40838) on Form S-1 of Dr Pepper Company and Dr Pepper/Seven-Up Companies, Inc.

     Exhibit 2 - A copy of the Certificate of Authority of the trustee to commence business, see Exhibit 2 to Form T-1, filed as a part of the Registration Statement (Registration No. 33-40838) on Form S-1 of Dr Pepper Company and Dr Pepper/Seven-Up Companies, Inc.

     Exhibit 3 - A copy of the Authorization of the trustee to exercise corporate trust powers, Exhibit 3 to Form T-1, filed as a part of the Registration Statement (Registration No. 33-40838) on Form S-1 of Dr Pepper Company and Dr Pepper/Seven-Up
     Companies, Inc.

     Exhibit 4 - A copy of the Bylaws of the trustee as now in effect.
     Exhibit 4 to Form T-1, filed as a part of the Registration
     Statement (Registration No. 33-40838) on Form S-1 of Dr Pepper Company and Dr Pepper/Seven-Up Companies, Inc.

     Exhibit 5 - Not applicable.





     Exhibit 6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

     Exhibit 7 - Report of Condition of the trustee as of the close of business on December 31, 1995, published pursuant to the requirements of the Comptroller of the Company.

     Exhibit 8 - Not applicable.

     Exhibit 9 - Not applicable.

     Items 3 through 15 are not answered pursuant to General
     Instruction B which requires responses to Item 1, 2 and 16 only, if the obligor is not in default.





                                 SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Bank One, Texas, NA, a national banking association organized under the National Banking Act, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in Houston, Texas on May 16, 1996.


                                   Bank One, Texas, NA


                                   By: /s/ Roark Ashie
                                      ----------------------------
                                      Roark Ashie
                                      Vice President






                                 EXHIBIT 6


     Securities and Exchange Commission
     Washington, D.C. 20549


     CONSENT


     The undersigned, designated to act as Trustee under the Indenture for Continental Airlines, Inc. described in the attached Statement of Eligibility and Qualification, does hereby consent that reports of examinations by Federal, State, Territorial, or District Authorities may be furnished by such authorities to the Commission upon the request of the Commission.

     This Consent is given pursuant to the provision of Section 321(b) of the Trust Indenture Act of 1939, as amended.


                              Bank One, Texas, NA


     Dated: May 16, 1996      By: /s/ Roark Ashie
                                 ------------------------------
                                 Roark Ashie
                                 Vice President

   Board of Governors of the Federal Reserve System
   OMB Number:  7100-0036

   Federal Deposit Insurance Corporation
   OMB Number: 3064-0052

   Office of the Comptroller of the Currency
   OMB Number:  1557-0081

   Expires March 31, 1999

   Federal Financial Institutions Examination Council
   -----------------------------------------------------------------

                 INTERNAL           Please refer to page i,   /1/
                                    Table of Contents, for
                                    the required disclosure
                                    of estimated burden

   -----------------------------------------------------------------
   Consolidated Reports of Condition and Income for
   A Bank With Domestic and Foreign Offices -- FFIED 031

   Report at the close of business March 31, 1996    (960331)
                                                     (RCR 9999)

   This report is required by law: 12 U.S.C. Sec. 324 (State member banks); 12 U.S.C. Sec. 1817 (State nonmember banks); and 12 U.S.C. Sec. 161 (National banks).

   This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.
   -----------------------------------------------------------------
   NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

   I,   Bobby Doxey
      ---------------------------------------------------------
      Name and Title of Officer Authorized to Sign Report

   of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

      /s/  Bobby Doxey
      ----------------------------------------------------------


          4/30/96
      ----------------------------------------------------------
      Date of Signature

   The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

   NOTE: These instructions may in some cases differ from generally accepted accounting principles.

   We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

      /s/  Ronald G. Steinhart
      -----------------------------------------------------------
      Director (Trustee)

      /s/
      -----------------------------------------------------------
      Director (Trustee)

      /s/
      -----------------------------------------------------------
      Director (Trustee)

   -----------------------------------------------------------------
   For Banks Submitting Hard Copy Report Forms:

   State Member Banks: Return the original and one copy to the appropriate Federal Reserve District Bank.

   State Nonmember Banks: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court Suite 204, Crofton, MD 21114.

   National Banks: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.
   -----------------------------------------------------------------

   FDIC Certificate Number   27474

   CALL NO. 195                   31          03-31-96

   STBK:  48-1996  00088 STCERT:  48-27474

   BANK ONE, TEXAS, NATIONAL ASSOCIATION
   P.O. BOX 225415
   DALLAS, TX  75222-5415

   Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

   Bank One, Texas, N.A.   Call Date: 03/31/96   ST-BK:  48-1996   FFIEC  031
   1717 Main Street
   Dallas, TX  75201       Vendor ID: D          CERT: 27474      Page RI - 4

   Transit Number: 11100061


   Consolidated Report of Income
   For the period January 1, 1996 - March 31, 1996

   All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

   Schedule RI - Income Statement                                   I480  <-
                                                  Dollar Amounts in Thousands

                                                 RIAD
    1.  Interest income:
        a.  Interest and fee income on loans:
            (1) In domestic offices:
                (a) Loans secured by real
                    estate                       4011       74,793    1.a.1a
                (b) Loans to depository
                    institutions                 4019          129    1.a.1b
                (c) Loans to finance
                    agricultural production
                    and other loans to
                    farmers                      4024        1,257    1.a.1c
                (d) Commercial and industrial
                    loans                        4012       59,433    1.a.1d
                (e) Acceptances of other
                    banks                        4026          122    1.a.1e
                (f) Loans to individuals for
                    household, family and
                    other personal
                    expenditures:
                    (1) Credit cards and
                        related plans            4054       34,968    1.a.1f1
                    (2) Other                    4055       51,965    1.a.1f2
                (g) Loans to foreign
                    governments and official
                    institutions                 4056            0    1.a.1g
                (h) Obligations (other than
                    securities and leases) of
                    states and political
                    subdivisions in the U.S.:
                    (1) Taxable obligations      4503          205    1.a.1h1
                    (2) Tax-exempt
                        obligations              4504          236    1.a.1h2
                (i) All other loans in
                    domestic offices             4058        8,140    1.a.1i
            (2) In foreign offices, Edge and
                Agreement subsidiaries, and
                IBFs                             4059            0    1.a.2
        b.  Income from lease financing
            receivables:
            (1) Taxable leases                   4505        5,313    1.b.1
            (2) Tax-exempt leases                4307          563    1.b.2
        c.  Interest income on balances due
            from depository institutions: (1)
            (1) In domestic offices              4105        4,972    1.c.1

                                                  Dollar Amounts in Thousands

                                                 RIAD
            (2) In foreign offices, Edge and
                Agreement subsidiaries, and
                IBFs                             4106            0    1.c.2
        d.  Interest and dividend income on
            securities:
            (1) U.S. Treasury securities and
                U.S. Government agency and
                corporation obligations          4027       51,423    1.d.1
            (2) Securities issued by states
                and political subdivisions in
                the U.S.:
                (a) Taxable securities           4506          392    1.d.2a
                (b) Tax-exempt securities        4507        6,583    1.d.2b
            (3) Other domestic debt
                securities                       3657       32,022    1.d.3
            (4) Foreign debt securities          3658        1,214    1.d.4
            (5) Equity securities (including
                investments in mutual funds)     3659          455    1.d.5
        e.  Interest income from trading
            assets                               4069            0    1.e
        f.  Interest income on federal funds
            sold and securities purchased
            under agreements to resell in
            domestic offices of the bank and
            of its Edge and Agreement
            subsidiaries, and in IBFs            4020        1,641    1.f
        g.  Total interest income (sum of
            items 1.a through 1.f)               4107      335,826    1.g

   ____________
   (1) Includes interest income on time certificates of deposit not held for trading.

                                       RIAD   Year-to date
    2.  Interest expense:
        a.  Interest on deposits:
            (1) Interest on deposits
                in domestic offices:
                (a) Transaction
                    accounts (NOW
                    accounts, ATS
                    accounts, and
                    telephone and
                    preauthorized
                    transfer
                    accounts)          4508       1,739               2.a.1a
                (b) Nontransaction
                    accounts:
                    (1) Money market
                        deposit
                        accounts
                        (MMDAs)        4509      53,102               2.a.1b1
                    (2) Other savings
                        deposits       4511       3,343               2.a.1b2
                    (3) Time
                        certificates
                        of deposit of
                        $100,000 or
                        more           4174      10,709               2.a.1b3
                    (4) All other
                        time deposits  4512      47,994               2.a.1b4
            (2) Interest on deposits
                in foreign offices,
                Edge and Agreement
                subsidiaries, and
                IBFs                   4172       7,279               2.a.2
        b.  Expense of federal funds
            purchased and securities
            sold under agreements to
            repurchase in domestic
            offices of the bank and
            of its Edge and Agreement
            subsidiaries and in IBFs   4180      13,793               2.b
        c.  Interest on demand notes
            issued to the U.S.
            Treasury, trading
            liabilities, and other
            borrowed money             4185       9,392               2.c
        d.  Interest on mortgage
            indebtedness and
            obligations under
            capitalized leases         4072           3               2.d
        e.  Interest on subordinated
            notes and debentures       4200           0               2.e
        f.  Total interest expense
            (sum of items 2.a through
            2.e)                       4073     147,354               2.f
    3.  Net interest income (item 1.g
        minus 2.f)                     4074                188,472    3.
    4.  Provisions:
        a.  Provision for loan and
            lease losses               4230                 27,309    4.a
        b.  Provision for allocated
            transfer risk              4243                      0    4.b

                                       RIAD   Year-to date
    2.  Interest expense:
        a.  Interest on deposits:
    5.  Noninterest income:
        a.  Income from fiduciary
            activities                 4070       7,141               5.a
        b.  Service charges on
            deposit accounts in
            domestic offices           4080      44,389               5.b
        c.  Trading revenue (must
            equal Schedule RI, sum of
            Memorandum items 8.a
            through 8.d)               A220         691               5.c
        d.  Other foreign transaction
            gains (losses)             4076           0               5.d
        e.  Not applicable
        f.  Other noninterest income:
            (1) Other fee income       5407      25,944               5.f.1
            (2) All other noninterest
                income                 5408       5,892               5.f.2
        g.  Total noninterest income
            (sum of items 5.a through
            5.f)                       4079                 84,057    5.g
    6.  a.  Realized gains (losses)
            on held-to-maturity
            securities                 3521                      0    6.a
        b.  Realized gains (losses)
            on available-for-sale
            securities                 3196                    408    6.b
    7.  Noninterest expense:
        a.  Salaries and employee
            benefits                   4135      41,819               7.a
        b.  Expenses of premises and
            fixed assets (net of
            rental income) (excluding
            salaries and employee
            benefits and mortgage
            interest)                  4217      15,461               7.b
        c.  Other noninterest
            expense*                   4092     124,434               7.c
        d.  Total noninterest expense
            (sum of items 7.a through
            7.c)                       4093                181,714    7.d
    8.  Income (loss) before income
        taxes and extraordinary items
        and other adjustments (item 3
        plus or minus items 4.a, 4.b,
        5.g, 6.a, 6.b, and 7.d)        4301                 63,914    8.
    9.  Applicable income taxes (on
        item 8)                        4302                 19,973    9.
    10. Income (loss) before
        extraordinary items and other
        adjustments (item 8 minus 9)   4300                 43,941    10.
    11. Extraordinary items and other
        adjustments:
        a.  Extraordinary items and
            other adjustments, gross
            of income taxes*           4310           0               11.a
        b.  Applicable income taxes
            (on item 11.a)*            4315           0               11.b

                                       RIAD   Year-to date
    2.  Interest expense:
        a.  Interest on deposits:
        c.  Extraordinary items and
            other adjustments, net of
            income taxes (item  11.a
            minus 11.b)                4320                      0    11.c
    12. Net income (loss) (sum of
        items 10 and 11.c)             4340                 43,941    12.

   _________________
   *   Describe on Schedule RI-E - Explanations


   Memoranda

                                                                      I481 <-
                                            Dollar Amounts in Thousands

                                                       Year-to
                                               RIAD      date
    1.  Interest expense incurred to carry
        tax-exempt securities, loans, and
        leases acquired after August 7,
        1986, that is not deductible for
        federal income tax purposes            4513     1,250    M.1
    2.  Income from the sale and servicing
        of mutual funds and annuities in
        domestic offices (included in
        Schedule RI, item 8)                   8431      983     M.2
    3.  Not applicable
    4.  Not applicable
                                                        Number
    5.  Number of full-time equivalent
        employees on payroll at end of
        current period (round to nearest
        whole number)                          4150    4,218     M.5

    6.  Not applicable.                                MM DD YY
    7.  If the reporting bank has restated
        its balance sheet as a result of
        applying push down accounting this
        calendar year, report the date of
        the bank's acquisition                9,106      N/A     M.7

    8.  Trading revenue (from cash
        instruments and off-balance sheet
        derivative instruments)                RIAD     Year-to-date
        (Sum of Memorandum items 8.a through
        8.d must equal Schedule RI, item
        5.c):
        a.  Interest rate exposures            8757        0     M.8.a
        b.  Foreign exchange exposures         8758      691     M.8.b
        c.  Equity security and index
            exposures                          8759        0     M.8.c
        d.  Commodity and other exposures      8760        0     M.8.d
    9.  Impact on income of off-balance
        sheet derivatives held for purposes
        other than trading:
        a.  Net increase (decrease) to
            interest income                    8761   (4,709)    M.9.a
        b.  Net (increase) decrease to
            interest expense                   8762     (785)    M.9.b
        c.  Other (noninterest) allocations    8763    2,870     M.9.c
    10. Credit losses on off-balance sheet
        derivatives (see instructions)         A251        0     M.10

   Schedule RI-A - Changes in Equity Capital
   Indicate decreases and losses in parentheses.
                                                                       I483 <-

                                                   Dollar Amounts in Thousands
                                                      RIAD
   1.  Total equity capital originally reported
       in the December 31, 1995, Reports of
       Condition and Income                           3215    1,418,257    1.
   2.  Equity capital adjustments from amended
       Reports of Income, net*                        3216            0    2.
   3.  Amended balance end of previous calendar
       year (sum of items 1 and 2)                    3217    1,418,257    3.
   4.  Net income (loss) (must equal Schedule RI,
       item 12)                                       4340       43,941    4.
   5.  Sale, conversion, acquisition, or retirement
       of capital stock, net                          4346            0    5.
   6.  Changes incident to business combinations,
       net                                            4356            0    6.
   7.  LESS: Cash dividends declared on preferred
       stock                                          4470            0    7.
   8.  LESS: Cash dividends declared on common
       stock                                          4460            0    8.
   9.  Cumulative effect of changes in accounting
       principles from prior years* (see
       instructions for this schedule)                4411            0    9.
   10. Corrections of material accounting errors
       from prior years* (see instructions for
       this schedule)                                 4412            0   10.
   11. Change in net unrealized holding gains
       (losses) on available--for--sales
       securities                                     8433     (26,906)   11.
   12. Foreign currency translation
       adjustments                                    4414            0   12.
   13. Other transactions with parent holding
       company* (not included in items 5, 7,
       or 8 above)                                    4415            0   13.
   14. Total equity capital end of current
       period (sum of items 3 through 13) (must
       equal Schedule RC, item 28)                    3210    1,435,292   14.

   ________________
   *  Describe on Schedule RI-E - Explanations.

   Schedule RI-B - Charge-offs and Recoveries and Changes in Allowance for Loan and Lease Losses

   Part I.  Charge-offs and Recoveries on Loans and Leases

   Part I excludes charge-offs and recoveries through the allocated transfer
   risk reserve.                                                        I486<-

                                                   Dollar Amounts in Thousands

                                            -----calendar year-to-date--------

                                                   (Column

                                              (Column
                                                        A)           B)
                                                    Charge       Recov-
                                                     -offs        eries

                                              RIAD          RIAD
   1.  Loans secured by real estate:
       a.  To U.S. addresses (domicile)       4651   1,727  4661    524  1.a
       b.  To non-U.S. addresses (domicile)   4652       0  4662      0  1.b
   2.  Loans to depository institutions
       and acceptance of other banks:
       a.  To U.S. banks and other U.S.
           depository institutions            4653       0  4663      0  2.a
       b.  To foreign banks                   4654       0  4664      0  2.b
   3.  Loans to finance agricultural
       production and other loans to
       farmers                                4655      70  4665      0   3.
   4.  Commercial and industrial loans:
       a.  To U.S. addresses (domicile)       4645   1,277  4617    341  4.a
       b.  To non-U.S. addresses (domicile)   4646       0  4618      0  4.b
   5.  Loans to individuals for household,
       family and other personal
       expenditures:
       a.  Credit cards and related plans     4656  10,244  4666  1,146  5.a
       b.  Other (includes single payment,
           installment, and all student
           loans)                             4657  10,336  4667  3,897  5.b
   6.  Loans to foreign governments and
       official institutions                  4643       0  4627      0   6.
   7.  All other loans                        4644       0  4628     18   7.
   8.  Lease financing receivables:
       a.  Of U.S. addresses (domicile)       4658     489  4668     78  8.a
       b.  Of non-U.S. addresses (domicile)   4659       0  4669      0  8.b
   9.  Total (sum of items 1 through 8)       4635  24,143  4605  6,004   9.

   Part I. Continued

   Memoranda


                                                   Dollar Amounts in Thousands

                                            -----calendar year-to-date--------

                                                (Column

                                       (Column
                                                     A)          B)
                                                 Charge      Recov-
                                                  -offs       eries

                                            RIAD         RIAD
   1.-3.   Not applicable.
   4.  Loans to finance commercial real
       estate, construction and land
       development activities (not secured
       by real estate) included in Schedule
       RI-B, part I, items 4 and 7, above   5409      0  5410     7      M.4
   5.  Loans secured by real estate in
       domestic offices (included in
       Schedule RI-B, part I, item 1,
       above):
       a.  Construction and land
           development                      3582      0  3583    83    M.5.a
       b.  Secured by farmland              3584      0  3585     4    M.5.b
       c.  Secured by 1-4 family
           residential properties:
           (1) Revolving, open-end loans
               secured by 1-4 family
               residential properties and
               extended under lines of
               credit                       5411    110  5412     5   M.5.c1
           (2) All other loans secured
               by 1-4 family
               residential properties       5413  1,521  5414   348    M.5c2
       d.  Secured by multifamily (5 or
           more) residential properties     3588      0  3589     1    M.5.d
       e.  Secured by nonfarm
           nonresidential properties        3590     96  3591    83    M.5.e

   Part II.  Changes in Allowance for Loan and Lease Losses


                                                   Dollar Amounts in Thousands
                                                         RIAD
   1.  Balance originally reported in the
       December 31, 1995, Reports of Condition
       and Income                                        3124   109,788   1.
   2.  Recoveries (must equal part I, item 9,
       column B above)                                   4605     6,004   2.
   3.  LESS: Charge-offs (must equal part I,
       item 9, column A above)                           4635    24,143   3.
   4.  Provision for loan and lease losses
       (must equal Schedule R1, item 4.a)                4230    27,309   4.
   5.  Adjustments* (see instructions for
       this schedule)                                    4815         0   5.
   6.  Balance end of current period (sum of
       items 1 through 5) must equal Schedule RC,

       item 4.b)                                         3123   118,958   6.
   ____________
   *  Describe on Schedule RI-E - Explanations.

   Schedule RI-C - Applicable Income Taxes by Taxing Authority


                                                            I489<-

   Schedule RI-C is to be reported
   with the December Report of Income.             Dollar Amounts in Thousands
                                                         RIAD
   1.  Federal                                           4780       N/A   1.
   2.  State and Local                                   4790       N/A   2.
   3.  Foreign                                           4795       N/A   3.
   4.  Total (sum of items 1 through 3)
       (must equal sum of Schedule RI, items 9
       and 11.b)                                         4770       N/A   4.
   5.  Deferred portion of item 4                        4772       N/A   5.

   Schedule RI-D - Income from International Operations

   For all banks with foreign offices, Edge or Agreement subsidiaries, or IBFs where international operations account for more than 10 percent of total revenues, total assets, or net income.
                                                                        I492<-

   Part I.  Estimated Income from
   International Operations                        Dollar Amounts in Thousands
                                                         RIAD      Year
                                                                   -to-
                                                                   Date
   1.  Interest income and expense booked
       at foreign offices, Edge and Agreement
       subsidiaries and IBFs:
       a.  Interest income booked                        4837       N/A  1.a
       b.  Interest expense booked                       4838       N/A  1.b
       c.  Net interest income booked at foreign
           offices, Edge and Agreement subsidiaries
           and IBFs (item 1.a minus 1.b)                 4839       N/A  1.c
   2.  Adjustments for booking location of
       international operations:
       a.  Net interest income attributable to
           international operations booked at
           domestic offices                              4840       N/A  2.a
       b.  Net interest income attributable to
           domestic business booked at foreign
           offices                                       4841       N/A  2.b
       c.  Net booking location adjustment
           (item 2.a minus 2.b)                          4842       N/A  2.c
   3.  Noninterest income and expense attributable
       to international operations
       a.  Noninterest income attributable to
           international operations                      4097       N/A  3.a
       b.  Provision for loan and lease losses
           attributable to international operations      4235       N/A  3.b
       c.  Other noninterest expense attributable
           to international operations                   4239       N/A  3.c
       d.  Net noninterest income (expense)
           attributable to international operations
           (item 3.a minus 3.b and 3.c)                  4843       N/A  3.d
   4.  Estimated pretax income attributable to
       international operations before capital
       allocation adjustment (sum of items 1.c, 2.c,
       and 3.d)                                          4844       N/A   4.
   5.  Adjustment to pretax income attributable to
       international operations to reflect the
       effects of equity capital on overall bank
       funding costs                                     4845       N/A   5.
   6.  Estimated pretax income attributable to
       international operations after capital
       allocation adjustment (sum of items 4 and 5)      4846       N/A   6.
   7.  Income taxes attributable to income from
       international operations as estimated in
       item 6                                            4797       N/A   7.
   8.  Estimated net income attributable to
       international operations (item 6 minus 7)         4341       N/A   8.

   Memoranda


                                                   Dollar Amounts in Thousands
                                                         RIAD
   1.  Intracompany interest income included
       in item 1.a above                                 4847       N/A  M.1
   2.  Intracompany interest expense included
       in item 1.b above                                 4848       N/A  M.2



   Part II. Supplementary Details on Income from International Operations Required by the Departments of Commerce and Treasury for Purposes of the U.S. International Accounts and the U.S. National Income and Product Accounts

                                                   Dollar Amounts in Thousands
                                                         RIAD      Year
                                                                   -to-
                                                                   date
   1.  Interest income booked at IBFs                    4849       N/A   1.
   2.  Interest expense booked at IBFs                   4850       N/A   2.
   3.  Noninterest income attributable to
       international operations booked at domestic
       offices (excluding IBFs):
       a.  Gains (losses) and extraordinary
       items                                             5491       N/A  3.a
       b.  Fees and other noninterest income             5492       N/A  3.b
   4.  Provision for loan and lease losses
       attributable to international operations booked
       at domestic offices (excluding IBFs)              4852       N/A   4.
   5.  Other noninterest expense attributable
       to international operations booked at
       domestic offices (excluding IBFs)                 4853       N/A 5.

   Schedule RI - E Explanations

   Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

   Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See
   instructions for details.)                                    I495<-

                                                   Dollar Amounts in Thousands



   1.  All other noninterest income (from
       Schedule RI, item 5.f.(2))
       Report amounts that exceed 10% of
       Schedule RI, item 5.f.(2):                        RIAD     Year
                                                                  -to-
                                                                  date
       a.  Net gains on other real estate owned          5415        0    1.a
       b.  Net gains on sales of loans                   5416        0    1.b
       c.  Net gains on sales of premises and
           fixed assets                                  5417        0    1.c
       Itemize and describe the three largest
       other amounts that exceed 10% of Schedule
       RI, item 5.f.(2):
           TEXT:                                         RIAD
       d.  4461: Securitization Reserve
                 Fund Releases                           4461    3,925    1.d
       e.  4462: Corporate Owned Life Insurance          4462    1,162    1.e
       f.  4463:                                         4463      N/A    1.f
   2.  Other noninterest expense (from Schedule R1,
       item 7.c):
       a. Amortization expense of intangible assets 4531 1,413 2.a Report amounts that exceed 10% of Schedule
       RI, item 7.c:
       b.  Net losses on other real estate owned         5418        0    2.b
       c.  Net losses on sales of loans                  5419   32,604    2.c
       d.  Net losses on sales of premises
           and fixed assets                              5420        0    2.d
       Itemize and describe the three largest
       other amounts that exceed 10% of
       Schedule RI, item 7.c:
           TEXT:                                         RIAD
       e.  4464: Intercompany Item Processing            4464   35,315    2.e
       f.  4467:                                         4467      N/A    2.f
       g.  4468:                                         4468      N/A    2.g
   3.  Extraordinary items and other adjustments
       (from Schedule RI, item 11.a) and applicable
       income tax effect (from Schedule RI,
       item 11.b) (itemize and describe all
       extraordinary items and other adjustments):
           TEXT:                                         RIAD
       a.  (1) 4469:                                     4469        0  3.a.1
           (2) Applicable income tax effect              4486        0  3.a.2
       b.  (1) 4487:                                     4487        0  3.b.1
           (2) Applicable income tax income              4488        0  3.b.2
       c.  (1) 4489:                                     4489        0  3.c.1
           (2) Applicable income tax effect              4491        0  3.c.2
   4.  Equity capital adjustments from amended

       Reports of Income (from Schedule RI-A,
       item 2) (itemize and describe all adjustments):
           TEXT:                                         RIAD
       a.  (1) 4492:                                     4492      N/A    4.a
           (2) 4493:                                     4493      N/A    4.b
   5.  Cumulative effect of changes in accounting
       principles from prior years (from Schedule
       RI-A, item 9) (itemize and describe all
       changes in accounting principles):
           TEXT:                                         RIAD
       a.  4494:                                         4494      N/A    5.a
       b.  4495:                                         4495      N/A    5.b
   6.  Corrections of material accounting errors
       from prior years (from Schedule RI-A, item
       10) (itemize and describe all corrections):
           TEXT:                                         RIAD
       a.  4496:                                         4496      N/A    6.a
       b.  4497:                                         4447      N/A    6.b
   7.  Other transactions with parent holding company
       (from Schedule RI-A, item 13) (itemize
       and describe all such transactions):
           TEXT:                                         RIAD
       a.  4498:                                         4498      N/A    7.a
       b.  4499:                                         4499      N/A    7.b
   8.  Adjustments to allowance for loan and lease
       losses (from Schedule RI-B, part II,
       item 5) (itemize and describe all adjustments):
           TEXT:                                         RIAD
       a.  4521:                                         4521      N/A    8.a
       b.  4522:                                         4522      N/A    8.b

   9. Other explanations (the space below is provided for the bank to briefly describe, at it option, any other significant items affecting the
       Report of Income):                     I498 I499<-
       No comment:                           X    (RIAD 4769)
       Other explanations (please type or print clearly):
       (TEXT 4769)

   Consolidated Report of Condition for Insured Commercial and
   State-Chartered Savings Banks for March 31, 1996

   All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the
   quarter.                                                            C400 <-

   Schedule RC-B Balance Sheet

                                                   Dollar Amounts in Thousands
   ASSETS

   1.  Cash and balances due from depository
       institutions (from Schedule RC-A):              RCAD
       a.  Noninterest-bearing balances and
           currency and coin (1)                       0081    900,723    1.a
       b.  Interest-bearing balances (2)               0071    304,954    1.b
   2.  Securities:
       a.  Held-to-maturity securities (from
       Schedule RC-B, column A)                        1754    188,444    2.a
       b.  Available-for-sale securities (from
           Schedule RC-B, column D)                    1773  5,853,871    2.b
   3.  Federal funds sold and securities purchased
       under agreements to resell in domestic
       offices of the bank and of its Edge and
       Agreement subsidiaries, and in IBFs:
       a.  Federal funds sold                          0276    224,914    3.a
       b.  Securities purchased under agreements
           to resell                                   0277      1,142    3.b
   4.  Loans and lease financing receivables:
       a.  Loans and leases, net of unearned
           income                                                 RCFD
           (from Schedule RC-C)                        2122 10,737,544    4.a
       b.  LESS:  Allowance for loan and lease
           losses                                                 3123118,958
   4.b
       c.  LESS:  Allocated transfer risk reserve      3128          0    4.c
       d.  Loans and leases, net of unearned
           income, allowance, and reserve (item
           4.a minus 4.b and 4.c)                      2125 10,618,586    4.d
   5.  Trading assets (from Schedule RC-D)             3545          0     5.
   6.  Premises and fixed assets (including
       capitalized leases)                             2145    178,638     6.
   7.  Other real estate owned (from Schedule RC-M)    2150      5,113     7.
   8.  Investments in unconsolidated subsidiaries
       and associated companies (from Schedule
       RC-M)                                                      2130    693
   8.
   9.  Customers' liability to this bank on
       acceptances outstanding                         2155      3,427     9.
   10. Intangible assets (from Schedule RC-M)          2143     16,328    10.
   11. Other assets (from Schedule RC-F)               2160    359,098    11.
   12. Total assets (sum of items 1 through 11)        2170 18,655,931    12.
   ___________________
   (1) Includes cash items in process of collection and unposted debits.
   (2) Includes time certificates of deposit not held for trading.

   Schedule RC - Continued
                                                   Dollar Amounts in Thousands

   LIABILITIES

   13. Deposits:
       a.  In domestic offices (sum of totals          RCON
           of columns A and C from Schedule RC-E,
           part 1)                                     2200 14,967,073   13.a
                                  RCON
           (1) Noninterest
               -bearing (1)       6631    3,505,812                    13.a.1
           (2) Interest
               -bearing           6636   11,461,261                    13.a.2


                                         RCFN
       b.  In foreign offices, Edge and Agreement
           subsidiaries, and IBFs (from Schedule
           RC-E, part II)                              2200    489,220   13.b
                                  RCFN
           (1) Noninterest
               -bearing           6631            0                    13.b.1
           (2) Interest
               -bearing           6636      489,220                    13.b.2
   14. Federal funds purchased and securities sold
       under agreements to repurchase in domestic
       offices of the bank and of its Edge and
       Agreement subsidiaries, and in IBFs:
                                                       RCFD
       a.  Federal funds purchased                     0278    562,829   14.a
       b.  Securities sold under agreements
           to repurchase                               0279          7   14.b
                                                       RCON
   15. a.  Demand notes issued to the U.S.
           Treasury                                    2840    313,333   15.a
                                                       RCFD
       b.  Trading liabilities (from Schedule
           RC-D)                                       3548        645   15.b
   16. Other borrowed money:
       a.  With a remaining maturity of one
           year or less                                2332    301,905   16.a
       b.  With a remaining maturity of more
           than one year                               2333          0   16.b
   17. Mortgage indebtedness and obligations
       under capitalized leases                        2910        140    17.
   18. Bank's liability on acceptances executed
       and outstanding                                 2920      3,427    18.
   19. Subordinated notes and debentures               3200          0    19.
   20. Other liabilities (from Schedule RC-G)          2930    582,060    20.
   21. Total liabilities (sum of items 13
       through 20)                                     2948 17,220,639    21.
   22. Limited-life preferred stock and related
       surplus                                         3282          0    22.

   EQUITY CAPITAL
                                                       RCFD
   23. Perpetual preferred stock and related
       surplus                                         3838          0    23.
   24. Common stock                                    3230    224,000    24.
   25. Surplus (exclude all surplus related to
       preferred stock)                                3839    786,541    25.
   26. a.  Undivided profits and capital

           reserves                                    3632    401,295   26.a
       b.  Net unrealized holding gains (losses)
           on available-for-sale securities            8434     23,456   26.b
   27. Cumulative foreign currency translation
       adjustments                                     3284          0    27.
   28. Total equity capital (sum of items 23
       through 27)                                     3210  1,435,292    28.
   29. Total liabilities, limited-life preferred
       stock and equity capital (sum of items
       21, 22, and 28)                                 3300 18,655,931    29.

   Memorandum
   To be reported only with the March Report
   of Condition.
   1.  Indicate in the box at the right the
       number of the statement below that best
       describes the most comprehensive level
       of auditing work performed for the bank
       by independent external auditors as of          RCFD     Number
       any date during 1995                            6724          2    M.1

   ___________________
   (1) Includes total demand deposits and noninterest-bearing time and savings deposits.

   1 = Independent audit of the bank conducted in accordance with generally accepted standards by a certified public accounting firm which submits a report on the bank
   2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
   3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
   4 = Directors' examination of the bank performed by other external auditors
       (may be required by state chartering authority)
   5 = Review of the bank's financial statements by external auditors
   6 = Compilation of the bank's financial statements by external auditors
   7 = Other audit procedures (excluding tax preparation work)
   8 = No external audit work


   Schedule RC-A - Cash and Balances Due From Depository Institutions

   Exclude assets held for trading.
                                                                       C405 <-
                                                   Dollar Amounts in Thousands
                                           (Column A)        (Column B)
                                    RCFD Consolidated   RCON   Domestic
                                                 Bank           Offices
   1.  Cash items in process
       of collection, unposted
       debits, and currency
       and coin                     0022      774,439                     1.
       a.  Cash items in process
           of collection and
           unposted debits                              0020    537,777  1.a
       b.  Currency and coin                            0080    236,662  1.b
   2.  Balances due from depository
       institutions in the U.S.                         0082     64,945   2.
       a.  U.S. branches and
           agencies of foreign
           banks (including
           their IBFs)          008302.a
       b.  Other commercial banks
           in the U.S. and other
           depository institutions
           in the U.S. (including
           their IBFs)              0085       64,945                    2.b
   3.  Balances due from banks
       in foreign countries and
       foreign central banks                            0070    288,303   3.
       a.  Foreign branches of
           other U.S. banks         0073      283,500                    3.a
       b.  Other banks in foreign
           countries and foreign
           central banks            0074        4,803                    3.b
   4.  Balances due from Federal
       Reserve                      0090       77,990   0090     77,990   4.
   5.  Total (sum of items 1
       through 4) (total of
       column A must equal
       Schedule RC, sum of
       items 1.a and 1.b)           0010    1,205,677   0010  1,205,677   5.


   Memorandum
                                                   Dollar Amounts in Thousands
   1.  Noninterest-bearing balances
       due from commercial banks
       in the U.S. (included in                         RCON
       item 2, column B above)                          0050     43,491  M.1


   Schedule RC-B - Securities

   Exclude assets held for trading.
                                                                       C410 <-
                                                   Dollar Amounts in Thousands

                                                           Held-to-maturity

                                                                     Available
for Sale
                                          (Column A)

         (Column B)     (Column C)     (Column D)

                                           Amortized      Fair
Amortized        Fair
                       Cost        Value            Cost

                                                        Value  (1)
                  RCFD         RCFD         RCFD           RCFD
   1.  U.S.
       Treasury
       securities
                  0211       0 0213         1286   475,997 1287   474,782  1.
   2.  U.S.
       Government
       agency and
       corporation
       obligations
       (exclude
       mortgage-
       backed
       securities):
       a. Issued by
          U.S.
          Government
          agencies
          (2)
                  RCFD         RCFD         RCFD           RCFD
                  1289       0 1290       0 1291   120,801 1293   121,869 2.a
       b. Issued by
          U.S.
          Government-
          sponsored
          agencies (3)
                  1294       0 1295       0 1297    48,547 1298    49,358 2.b

   ___________________
   (1) Includes equity securities without readily determinable fair values at historical cost in item 6.c, column D.
   (2) Includes Small Business Administration "Guaranteed Loan Pool Certificates," U.S. Maritime Administration obligations, and Export-Import Bank participation Certificates.
   (3) Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

                                                           Held-to-maturity

                                                                     Available
for Sale
                                          (Column A)

         (Column B)     (Column C)     (Column D)
                                           Amortized      Fair
Amortized        Fair
                       Cost        Value            Cost

                                                        Value  (1)
   3.  Securities
       issued by
       states and
       political
       subdivisions
       in the U.S.:
       a. General
          obligations
                  RCFD         RCFD         RCFD           RCFD
                  1676 107,084 1677 106,437 1678   449,245 1679   445,566 3.a
       b. Revenue
         obligations
                  1681  20,347 1686  20,319 1690    85,666 1691    84,858 3.b
       c. Industrial
          development
          and similar
          obligations
                  1694       0 1695       0 1696         0 1697         0 3.c

   4.  Mortgage-backed
       securities (MBS):
       a. Pass-through
          securities:
       (1) Guaranteed
           by GNMA
                  1698       0 1699       0 1701   305,246 1702   317,891 4a1
       (2) Issued by
           FNMA and
           FHLMC
                  1703  56,766 1705  57,941 1706   963,264 1707   979,421 4a2
       (3) Other pass-
           through
           securities
                  1709     547 1710     546 1711    43,309 1713    43,328 4a3
       b. Other
          mortgage-
          backed
          securities
          (include CMOs,
          REMICs, and
          stripped MBS):
         (1) Issued or
             guaranteed
             by FNMA,
             FHLMC, or
             GNMA
                  RCFD         RCFD         RCFD           RCFD
                  1714       0 1715       0 1716 1,275,770 1717 1,286,623 4b1
         (2) Collateralized
             by MBS issued
             or guaranteed
             by FNMA,
             FHLMC,
             or GNMA
                  RCFD         RCFD         RCFD           RCFD
                  1718     360 1719     367 1731       320 1732       321 4b2
         (3) All other

             mortgage-
             backed
             securities
                  1733       0 1734       6 1735 1,002,689 1736 1,004,471 4b3
   5.  Other debt
       securities:
       a. Other
          domestic
          debt
          securities
                  RCFD         RCFD         RCFD           RCFD
                  1737       0 1738       0 1739   971,777 1741   970,123 5.a
       b. Foreign debt
          securities
                  1742   3,340 1743   3,340 1744    44,670 1746    44,775 5.b
   6.  Equity
       securities:
       a. Investment
          in mutual
          funds                             1747         0 1748         0 6.a
       b. Other equity
          securities
          with readily
          determinable
          fair values
                                            1749         0 1751         0 6.b
       c. All other
          equity
          securities(1)                     1752    30,485 1753    30,485 6.c
   7.  Total (sum of items
       1 through 6)(total
       of column A must
       equal Schedule RC,
       item 2.a)(total
       of column D must
       equal Schedule RC,
       item 2.b)
                  1754 188,444 1771 188,956 1772 5,817,786 1773 5,853,871  7.
   ________________
   (1) Includes equity securities without readily determinable fair values at historical cost in itme 6.3, column D.

   Schedule RC-B - Continued

   Memoranda
                                                                       C412 <-

                                                   Dollar Amounts in Thousands

                                                   RCFD
   1.  Pledged securities (2)                      0416   2,303,096       M.1
   2.  Maturity and repricing data for debt
       securities (2,3,4)(excluding those in
       nonaccrual status):
       a.  Fixed rate debt securities with a
           remaining maturity of:
           (1) Three months or less                0343      12,599    M.2.a1
           (2) Over three months through
               12 months                           0344      42,271    M.2.a2
           (3) Over one year through five years    0345   1,078,314    M.2.a3
           (4) Over five years                     0346   2,284,154    M.2.a4
           (5) Total fixed rate debt securities
               (sum of Memorandum items 2.a.(1)
               through 2.a.(4))                    0347   3,417,338    M.2.a5
       b.  Floating rate debt securities with
           a repricing frequency of:
           (1) Quarterly or more frequently        4544   2,431,230    M.2.b1
           (2) Annually or more frequently, but
               less frequently than quarterly      4545     163,261    M.2.b2
           (3) Every five years or more
               frequently, but less frequently
               than annually                       4551           0    M.2.b3
           (4) Less frequently than every five
               years                               4552           0    M.2.b4
           (5) Total floating rate debt
               securities (sum of Memorandum
               items 2.b.(1) through 2.b.(4))      4553   2,594,491    M.2.b5
       c.  Total debt securities (sum of
           Memorandum items 2.a.(5) and 2.b.(5))
           (must equal total debt securities
           from Schedule RC-B, sum of items 1
           through 5, columns A and D, minus
           nonaccrual debt securities included
           in Schedule RC-N, item 9, column C)     0393   6,011,829     M.2.c
   3.  Not applicable
   4.  Held-to-maturity debt securities
       restructured and in compliance with
       modified terms (included in Schedule
       RC-B, items 3 through 5, column A,
       above                                     5,365.           0       M.4
   5.  Not applicable
   6.  Floating rate debt securities with a
       remaining maturity of one year or less
       (2,4) (included in Memorandum items
       2.b.(1) through 2.b.(4) above)              5519       3,615       M.6
   7.  Amortized cost of held-to-maturity
       securities sold or transferred to
       available-for-sale or trading securities
       during the calendar year-to-date
       (report the amortized cost at
       date of sale or transfer)                   1778           0       M.7
   8.  High-risk mortgage securities (included
       in the held-to-maturity and available-

       for-sale accounts in Schedule RC-B,
       item 4.b):
       a.  Amortized cost                          8780           0     M.8.a
       b.  Fair value                              8781           0     M.8.b
   9.  Structured notes (included in the held-
       to-maturity and available-for-sale
       accounts in Schedule RC-B, items 2,
       3, and 5):
       a.  Amortized cost                          8782           0     M.9.a
       b.  Fair value                              8783           0     M.9.b


   ________________
   (2) Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.
   (3) Exclude equity securities, e.g., investments in mutual funds, Federal Reserve stock, common stock and preferred stock.
   (4) Memorandum items 2 and 6 are not applicable to saviongs banks that must complete supplement Schedule RC-J.

   Schedule RC-C - Loans and Lease Financing Receivables

   Part I.  Loans and Leases

   Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report total loans and leases, net of unearned income. Exclude assets held for trading.
                                                                       C415 <-
                                                   Dollar Amounts in Thousands

                                           (Column A)        (Column B)
                                    RCFD Consolidated   RCON   Domestic
                                                 Bank           Offices
   1.  Loans secured by real
       estate                       1410    3,989,931                      1.
       a.  Construction and
           land development                             1415    475,070   1.a
       b.  Secured by farmland
           (including farm
           residential and
           other improvements)                          1420      4,616   1.b
       c.  Secured by 1-4 family
           residential properties:
           (1) Revolving, open-end
               loans secured by
               1-4 family
               residential
               properties and
               extended under
               lines of credit                          1797    483,632  1.c1
           (2) All other loans
               secured by 1-4
               family
               residential
               properties:
               (a) Secured by
                   first liens                          5367  1,601,269 1.c2a
               (b) Secured by
                   junior liens                         5368    428,490 c.c2b
       d.  Secured by multifamily
           (5 or more) residential
           properties                                   1460    142,932   1.d
       e.  Secured by nonfarm
           nonresidential properties                    1480    853,922   1.e
   2.  Loans to depository
       institutions:
       a.  To commercial banks
           in the U.S.                                  1505      2,833   2.a
           (1) To U.S. branches
               and agencies of
               foreign banks        1506            0                    2.a1
           (2) To other commercial
               banks in the U.S.    1507        2,833                    2.a2
       b.  To other depository
           institutions in
           the U.S.                 1517        2,005   1517      2,005   2.b
       c.  To banks in foreign
           countries                                    1510     14,478   2.c
           (1) To foreign branches
               of other U.S. banks  1513            0                    2.c1
           (2) To other banks in

               foreign countries    1516       14,478                    2.c2
   3.  Loans to finance
       agricultural production
       and other loans to farmers   1590       56,877   1590     56,877    3.
   4.  Commercial and industrial
       loans:
       a.  To U.S. addresses
           (domicile)               1763    3,166,728   1763  3,166,728   4.a
       b.  to non-U.S. addresses
           (domicile)               1764       65,731   1764     65,731   4.b
   5.  Acceptances of other
       banks:
       a.  Of U.S. banks            1756            0   1756          0   5.a
       b.  Of foreign banks         1757        3,547   1757      3,547   5.b
   6.  Loans to individuals for
       household, family and other
       personal expenditures
       (i.e., consumer loans)
       (includes purchased paper)                       1975  2,302,528    6.
       a.  Credit cards and
           related plans
           (includes check
           credit and other
           revolving credit
           plans)                   2008      892,664                     6.a
       b.  Other (includes
           single payment,
           installment, and
           all student loans)       2011    1,409,864                     6.b
   7.  Loans to foreign
       governments and official
       institutions (including
       foreign central banks)       2081            0   2081          0    7.
   8.  Obligations (other than
       securities and leases) of
       states and political
       subdivisions in the U.S.
       (includes nonstated
       industrial development
       obligations)                 2107       22,026   2107     22,026    8.
   9.  Other loans                  1563      783,758                      9.
       a.  Loans for purchasing
           or carrying securities
           (secured and unsecured)                      1545     25,655   9.a
       b.  All other loans
           (exclude consumer
           loans)                                       1564    758,103   9.b
   10. Lease financing receivables
       (net of unearned income)                         2165    327,102   10.
       a.  Of U.S. addresses
           (domicile)               2182      327,102                    10.a
       b.  Of non-U.S. addresses
           (domicile)               2183            0                    10.b
   11. LESS:  Any unearned income
       on loans reflected in items
       1-9 above                    2123            0   2123          0   11.
   12. Totals loans and leases,
       net of unearned income
       (sum of items 1 through
       10 minus item 11) (total
       of column must equal

       Schedule RC, item 4.a)       2122   10,737,544   2122 10,737,544   12.

   Schedule RC-C - Continued

   Part I.  Continued

   Memoranda                                       Dollar Amounts in Thousands

                                           (Column A)        (Column B)
                                    RCFD Consolidated   RCON   Domestic
                                                 Bank           Offices
   1.  Commercial paper included
       in Schedule RC-C, part I,
       above                        1946            0   1946          0   M.1
   2.  Loans and leases
       restructured and in
       compliance with modified
       terms (included in
       Schedule RC-C, part I,
       above, and not reported
       as past due or nonaccrual
       in Schedule RC-N,
       Memorandum item 1):
       a.  Loans secured
           by real estate:
           (1) To U.S. addresses
               (domicile)           1687            0                  M.2.a1
           (2) To non-U.S.
               addresses
               (domicile)           1689            0                  M.2.a2
       b.  All other loans and
           all lease financing
           receivables (exclude
           loans to individuals
           for household, family,
           and other personal
           expenditures)            8691            0                   M.2.b
       c.  Commercial and
           industrial loans to
           and lease financing
           receivables of non-
           U.S. addresses
           (domicile) included
           in Memorandum item
           2.b above                8692            0                   M.2.c
   3.  Maturity and repricing
       data for loans and
       lease (1) (excluding
       those in nonaccrual
       status):
       a.  Fixed rate loans
           and leases with a
           remaining maturity
           of:
           (1) Three months
               or less              0348      157,066                  M.3.a1
           (2) Over three months
               through 12 months    0349      291,338                  M.3.a2
           (3) Over one year
               through five years   0356    1,806,292                  M.3.a3
           (4) Over five years      0357      929,846                  M.3.a4
           (5) Total fixed rate
               loans and leases

               (sum of Memorandum
               items 3.a.(1)
               through 3.a.(4))     0358    3,184,542                  M.3.a5
       b.  Floating rate loans
           with a repricing
           frequency of:
           (1) Quarterly or
               more frequently      4554    5,899,351                  M.3.b1
           (2) Annually or more
               frequently, but
               less frequently
               than quarterly       4555    1,376,861                  M.3.b2
           (3) Every five years
               or more frequently,
               but less frequently
               than annually        4561      246,714                  M.3.b3
           (4) Less frequently
               than every five
               years                4564        2,029                  M.3.b4
           (5) Total floating rate
               loans (sum of
               Memorandum
               items 3.b.(1)
               through 3.b.(4))     4567    7,514,955                  M.3.b5
       c.  Total loans and leases
           (sum of Memorandum items
           3.a.(5) and 3.b.(5))
           (must equal the sum of
           total loans and leases,
           net from Schedule RC-R,
           part I, item 12, plus
           unearned income from
           Schedule RC-C, part I,
           item 11, minus total
           accrual loans and
           leases from Schedule
           RC-N, sum of items 1
           through 8, column C)     1479   10,699,497                   M.3.c
       d.  Floating rate loans
           with a remaining
           maturity of
           one year or less
           (included in Memorandum
           items 3.b.(1) through
           3.b.(4) above            A246    1,728,254                   M.3.d
   4.  Loans to finance commercial
       real estate, construction,
       and land development
       activities (not secured by
       real estate) (included in
       Schedule RC-C, part I,
       items 4 and 9, column A,
       page RC-6(2)                 2746       23,645                     M.4
   5.  Loans and leases held
       for sale (included in
       Schedule RC-C, part I,
       above)                       5369            0                     M.5
   6.  Adjustable rate closed-end
       loans secured by first liens
       on 1-4 family residential
       properties (included in

       Schedule RC-C part I,
       item 1.c.(2)(a), column B,
       page RC-6)                   5370      956,462                     M.6


   ________________
   (1) Memorandum item 3 is not applicable to savings banks that must complete supplemental Schedule RC-J.
   (2) Exclude loans secured by real estate that are included in Schedule RC-C, part I, item 1, column A.

   Schedule RC-D - Trading Assets and Liabilities
   Schedule RC-D is to be completed only by banks with $1 billion or more in total assets or with $2 billion or more in par/notional amount of off-balance sheet derivative contracts (as reported in Schedule RC-L, items 14.a through 14.e, columns A through D).
                                                                       C420 <-

                                                   Dollar Amounts in Thousands

   ASSETS
                                                               RCON
   1.  U.S. Treasury securities in domestic
       offices                                     3531           0        1.
   2.  U.S. Government agency and corporation
       obligations in domestic offices (exclude
       mortgage-backed securities                  3532         N/A        2.
   3.  Securities issued by states and political
       subdivisions in the U.S. in domstic
       offices                                     3533           0        3.
   4.  Mortgage-backed securities (MBS) in
       domestic offices:
       a.  Pass-through securities issued or
           guaranteed by FNMA, FHLMC, or GNMA      3534         N/A       4.a
       b.  Other mortgage-backed securities
           issued or guaranteed by FNMA, FHLMC,
           or GNMA (include CMOs, REMICs, and
           stripped MBS)                           3535         N/A       4.b
       c.  All other mortgage-backed securities    3536         N/A       4.c
   5.  Other debt securities in domestic offices   3537         N/A        5.
   6.  Certificates of deposit in domestic
       offices                                     3538         N/A        6.
   7.  Commercial paper in domestic offices        3539         N/A        7.
   8.  Bankers acceptances in domestic offices     3540         N/A        8.
   9.  Other trading assets in domestic offices    3541           0        9.
   10. Trading assets                              RCFN
       in foreign offices                          3542         N/A       10.
   11. Revaluation gains on interest rate,
       foreign exchange rate, and other commodity
       and equity contracts:                       RCON
       a.  In domestic office                      3543         N/A      11.a
       b.  In foreign                              RCFN
           offices                                 3544         N/A      11.b
   12. Total trading assets (sum of items
       1 through 11)                               RCFD
       (must equal Schedule RC, item 5)            3545           0       12.


   LIABILITIES
   13. Liability for short positions               3546         645       13.
   14. Revaluation losses on interest rate,
       foreign exchange rate, and other
       commodity and equity contracts              3547         N/A       14.
   15. Total trading liabilities (sum of
       items 13 and 14)(must equal Schedule RC,
       item 15.b)                                  3548         645       15.

   Schedule RC-E - Deposit Liabilities

   Part I.  Deposits in Domestic Offices
                                                                       C425 <-

                                                   Dollar Amounts in Thousands



                                       Nontransaction

Transaction Accounts               Accounts

- --------------------------------

                --------------
                            (Column A)       (Column B)        (Column C)
                                 Total
                           transaction

      Total demand             Total
                              accounts

   demand deposits

  nontransaction
                                                 (including total
(included          accounts
                                                  Demand Deposits      in
column a
(including MMDAs)
                                                 ----------------

                              ---------------

                           ----------------
                       RCON             RCON             RCON
   Deposits of:
   1. Individuals,
      partnerships
      and
      corporations     2201  3,566,022  2240  3,222,475  2346  11,077,384  1.
   2. U.S. Government  2202     25,290  2280     25,259  2520         295  2.
   3. States and
      political
      subdivisions in
      the U.S.         2203     52,017  2290     35,883  2530      54,589  3.
   4. Commercial banks
      in the U.S.      2206    121,766  2310    121,714  2550       1,419  4.
   5. Other depository
      institutions in
      the U.S.         2207      2,715  2312      2,707  2349         598  5.
   6. Banks in foreign
      countries        2213      6,394  2320      6,394  2236           0  6.
   7. Foreign
      governments and
      official institu-
      tions (including
      foreign central
      banks)           2216        147  2300        147  2377           0  7.
   8. Certified and
      official checks  2330     58,437  2330     58,437                    8.
   9. Total (sum of
      items 1 through
      8) (sum of
      columns A and C
      must equal
      Schedule RC,
      item 13.a)       2215  3,832,788  2210  3,473,016  2385  11,134,285  9.


   Memoranda
                                                   Dollar Amounts in Thousands

   1.  Selected components of total deposits
       (i.e., sum of item 9, columns A and C):     RCON
       a.  Total Individual Retirement Accounts
           (IRAs) and Keogh Plan accounts          6835   1,011,373     M.1.a
       b.  Total brokered deposits                 2365          46     M.1.b
       c.  Fully insured brokered deposits

           (included in Memorandum item 1.b
           above):
           (1) Issued in denominations of less
               than $100,000                       2343          46    M.1.c1
       (2) Issued either in denominations
           of $100,000 or in denominations
           greater than $100,000 and participated
           out by the broker in shares of
           $100,000 or less                        2344           0    M.1.c2
       d.  Maturity date for brokered deposits:
           (1) Brokered deposits issued in
               denominations of less than
               $100,000 with a remaining
               maturity of one year or less
               (included in Memorandum item
               1.c.(1) above                       A243          46    M.1.d1
           (2) Brokered deposits issued in
               denominations of less than
               $100,000 or more with a remaining
               maturity of one year or less
               (included in Memorandum item
               1.b above                           A244           0    M.1.d2
       e.  Preferred deposits (uninsured
           deposits of states and political
           subdivisions in the U.S. reported
           in item 3 above which are secured
           or collateralized as required under
           state law)                              5590      84,957     M.1.e
   2.  Components of total nontransaction
       accounts (sum of Memorandum items 2.a
       through 2.d must equal item 9, column
       C above):
       a.  Savings deposits:
           (1) Money market deposit
               accounts (MMDAs)                    6810   6,068,960    M.2.a1
           (2) Other savings deposits
               (excludes MMDAs)                    0352     709,940    M.2.a2
       b.  Total time deposits of less
           than $100,000                           6648   3,527,506     M.2.b
       c.  Time certificates of deposit of
           $100,000 or more                        6645     782,311     M.2.c
       d.  Open-account time deposits of
           $100,000 or more                        6646      45,568     M.2.d
   3.  All NOW accounts (included in
       column A above)                             2398     359,772       M.3
   4.  Not applicable

   Schedule RC-E - continued

   Part I.  Continued

   Memorandum (Continued)
                                                   Dollar Amounts in Thousands


   5.  Maturity and repricing data for
       time deposits of less than $100,000
       (sum of Memorandum items 5.a.(1)
       through 5.b.(3) must equal
       Memorandum item 2.b above): (1)
       a.  Fixed rate time deposits of
           less than $100,000 with a
           remaining maturity of:                  RCON
           (1) Three months or less                A225     573,055    M.5.a1
           (2) Over three months through
               12 months                           A226   1,526,673    M.5.a2
           (3) Over one year                       A227   1,414,322    M.5.a3
       b.  Floating rate time deposits
           of less than $100,000 with
           a repricing frequency of:
           (1) Quarterly or more
               frequently                          A228      13,456    M.5.b1
           (2) Annually or more frequently,
               but less frequently than
               quarterly                           A229           0    M.5.b2
           (3) Less frequently than annually       A230           0    M.5.b3
       c.  Floating rate time deposits of
           less than $100,000 with a remaining
           maturity of one year or less
           (included in Memorandum items 5.b.(1)
           through 5.b.(3) above)                  A231      11,600     M.5.c
   6.  Maturity and repricing data for time
       deposits of $100,000 or more (i.e., time
       certificates of deposit of $100,000 or
       more and open-account time deposits of
       $100,000 or more) (sum of Memorandum
       items 6.a.(1) through 6.b.(4) must equal
       the sum of Memorandum items 2.c and 2.d
       above):(1)
       a.  Fixed rate time deposits of $100,000
           or more with a remaining maturity of:
           (1) Three months or less                A232     211,865    M.6.a1
           (2) Over three months through
               12 months                           A233     312,227    M.6.a2
           (3) Over one year through five
               years                               A234     257,187    M.6.a3
           (4) Over five years                     A235      41,858    M.6.a4
       b.  Floating rate time deposits of
           $100,000 or more with a repricing
           frequency of:
           (1) Quarterly or more frequently        A236       4,742    M.6.b1
           (2) Annually or more frequently,
               but less frequently than
               quarterly                           A237           0    M.6.b2
           (3) Every five years or more
               frequently, but less frequently
               than annually                       A238           0    M.6.b3
           (4) Less frequently than every

               five years                          A239           0    M.6.b4
       c.  Floating rate time deposits of
           $100,000 or more with a remaining
           maturity of one year or less
           (included in Memorandum items 6.b(1)
           through 6.b(4) above)                   A240           0     M.6.c

   ________________
   (1) Memorandum items 5 and 6 are not applicable to savings banks that must complete supplemental Schedule RC-J.

   Schedule RC-E - continued

   Part II.  Deposits in Foreign Offices (including Edge and
   Agreement subsidiaries and IBFs)

                                                   Dollar Amounts in Thousands


   Deposits of:                                    RCFN
   1.  Individuals, partnerships and
       corporations                                2621     489,220        1.
   2.  U.S. banks (including IBFs and foreign
       branches of U.S. banks)                     2623           0        2.
   3.  Foreign banks (including U.S. branches
       and agencies of foreign banks,
       including their IBFs)                       2625           0        3.
   4.  Foreign governments and official
       institutions (including foreign central
       banks)                                      2650           0        4.
   5.  Certified and official checks               2330           0        5.
   6.  All other deposits                          2668           0        6.
   7.  Total (sum of items 1 through 6) (must
       equal Schedule RC, item 13.b)               2200     489,220        7.


   Memorandum
                                                   Dollar Amounts in Thousands

                                                   RCFN
   1.  Time deposits with a remaining maturity
       of one year or less (included in Part II,
       item 7 above)                               A245           0       M.1


   Schedule RC-F - Other Assets
                                                                       C430 <-
                                                   Dollar Amounts in Thousands

                                                   RCFD
   1.  Income earned, not collected on loans       2164      76,532        1.
   2.  Net deferred tax assets (1)                 2148      33,685        2.
   3.  Excess residential mortgage servicing
       fees receivable                             5371           0        3.
   4.  Other (itemize and describe amounts
       that exceed 25% of this item)               2168     248,881        4.
           TEXT
       a.  3549:  CORPORATE
           OWNED LIFE INSURANCE   3549   131,594                          4.a
       b.  3550:                  3550     N/A                            4.b
       c.  3551:                  3551     N/A                           4.c.
   5.  Total (sum of items 1 through 4) (must
       equal Schedule RC, item 11)                 2160     359,098        5.


   Memorandum
                                                   Dollar Amounts in Thousands

                                                   RCFD
   1.  Deferred tax assets disallowed for
       regulatory capital purposes                 5610           0       M.1

   Schedule RC-G - Other Liabilities
                                                                       C435 <-
                                                   Dollar Amounts in Thousands

                                                   RCON
   1.  a.  Interest accrued and unpaid on
           deposits in domestic offices (2)        3645      61,933       1.a
       b.  Other expenses accrued and unpaid
           (includes accrued RCFD income
           taxes payable)                          3646     109,293       1.b
   2.  Net deferred tax liabilities (1)            3049           0        2.
   3.  Minority interest in consolidated
       subsidiaries                                            3000         0
   3.
   4.  Other (itemize and describe amounts
       that exceed 25% of this item)               2938     410,834        4.
           TEXT               RCFD
       a.  3552:  A/P TRADE
           DATE               3552     377,258                            4.a
       b.  3553:              3553       N/A                              4.b
       c.  3554:              3554       N/A                             4.c.
   5.  Total (sum of items 1 through 4) (must
       equal Schedule RC, item 20)                 2930     582,060        5.


   _________________
   (1) See discussion of deferred income taxes in Glossary entry on "income taxes."
   (2) For savings banks, include "dividends" accrued and unpaid on deposits.

   Schedule RC-H - Selected Balance Sheet Items for Domestic Offices

                                                                        C440<-
                                                   Dollar Amounts in Thousands



                         Domestic Offices
                                                   RCON

   1.  Customer's liability to this bank on
       acceptances outstanding                     2155       3,427        1.
   2.  Bank's liability on acceptances executed
       and outstanding                             2920       3,427        2.
   3.  Federal funds sold and securities
       purchased under agreements to resell        1350     226,056        3.
   4.  Federal funds purchased and securities
       sold under agreements to repurchase         2800     562,836        4.
   5.  Other borrowed money                        3190     301,905        5.
       EITHER
   6.  Net due from own foreign offices, Edge
       and Agreement subsidiaries, and IBFs        2163         N/A        6.
       OR
   7.  Net due to own foreign offices, Edge
       and Agreement subsidiaries, and IBFs        2941     489,220        7.
   8.  Total assets (excludes net due from
       foreign offices, Edge and Agreement
       subsidiaries, and IBFs)                     2192  18,655,931        8.
   9.  Total liabilities (excludes net due to
       foreign offices, Edge and Agreement
       subsidiaries, and IBFs)                     3129  16,731,419        9.

   Items 10-17 include held-to-maturity and available-for-sale securities in domestic offices.

   10. U.S. Treasury securities                    1779     474,782       10.
   11. U.S. Government agency and corporation
       obligations (excludes mortgage-backed
       securities)                                 1785     171,227       11.
   12. Securities issued by states and
       political subdivisions in the U.S.          1786     657,855       12.
   13. Mortgage-backed securities (MBS):
       a.  Pass-through securities:
           (1) Issued or guaranteed by FNMA,
               FHLMC, or GNMA                      1787   1,354,078    13.a.1
           (2) Other pass-through securities       1869      43,875    13.a.2
       b.  Other mortgage-backed securities
           (include CMOs, REMICs, and stripped
           MBS):
           (1) Issued or guaranteed by FNMA,
               FHLMC, or GNMA                      1877   1,286,623    13.b.1
           (2) All other mortgage-backed
               securities                          2253   1,005,152    13.b.2
   14. Other domestic debt securities              3159     970,123       14.
   15. Foreign debt securities                     3160      48,115       15.
   16. Equity securities:
       a.  Investments in mutual funds             3161           0      16.a
       b.  Other equity securities with
           readily determinable fair values        3162           0      16.b
       c.  All other equity securities             3169      30,485      16.c
   17. Total held-to-maturity and available-
       for-sale securities (sum of items 10
       through 16)                                 3170   6,042,315       17.

   Memorandum (to be completed only by banks with IBFs and other "foreign"
   offices)
                                                   Dollar Amounts in Thousands
   EITHER
   1.  Net due from the IBF of the domestic
       offices of the reporting bank               3051         N/A       M.1
       OR
   2.  Net due to the IBF of the domestic
       offices of the reporting bank               3059           0       M.2

   Schedule RC-I - Selected Assets and Liabilities of IBFs

   To be completed only by banks with IBFs and other "foreign" offices.
                                                                        C445<-
                                                   Dollar Amounts in Thousands

                                                   RCFN
   1.  Total IBF assets of the consolidated
       bank (component of Schedule RC,
       item) 12                                                2133       N/A
   1.

   2.  Total IBF loans and lease financing
       receivables (component of Schedule RC-C,
       part I,                       item 12, column A,        2076       N/A
   2.

   3.  IBF commercial and industrial loans
       (component of Schedule RC-C, part 1,
       item 4, column A)                           2077         N/A        3.

   4.  Total IBF liabilities (component of
       Schedule RC, item 21)                       2898         N/A        4.

   5.  IBF deposit liabilities due to banks,
       including other IBFs (component of
       Schedule RC-E, part II, items 2 and 3)      2379         N/A        5.

   6.  Other IBF deposit liabilities (component
       of Schedule RC-E, part II, items 1, 4, 5,
       and 6)                                                  2381       N/A
   6.


   Schedule RC-K - Quarterly Averages (1)
                                                                        C455<-
                                                   Dollar Amounts in Thousands

   ASSETS                                          RCFD

   1.  Interest-bearing balances due from
       depository institutions                     3381     364,062        1.

   2.  U.S. Treasury securities and U.S.
       Government agency  and corporation
       obligations(2)                                          3382 2,983,686
   2.

   3.  Securities issued by states and
       political subdivisions in the U.S.(2)       3383     620,414        3.

   4.  a.  Other debt securities(2)                3647   1,904,189       4.a
       b.  Equity securities (3)(includes
           investments in mutual funds and
           Federal Reserve stock)                  3648      30,316       4.b

   5.  Federal funds sold and securities
       purchased under agreements to resell
       in domestic offices of the bank and
       of its Edge and Agreement subsidiaries,

       and in IBFs                                             3365   121,295
   5.

   6.  Loans:
       a.  Loans in domestic offices:              RCON
           (1) Total loans                         3360  10,667,138     6.a.1
           (2) Loans secured by real estate        3385   3,663,538     6.a.2
           (3) Loans to finance agricultural
               production and other loans to
               farmers                             3386      55,378     6.a.3
           (4) Commercial and industrial loans     3387   3,161,680     6.a.4
           (5) Loans to individuals for
               household, family, and other
               personal expenditures               3388   3,047,279     6.a.5
       b.  Total loans in foreign offices,
           Edge and Agreement subsidiaries,        RCFN
           and IBFs                                3360           0       6.b

   7.  Trading                                                 RCFD
       assets                                                  3401         0
   7.

   8.  Lease financing receivables (net of
       unearned income)                            3484     309,935        8.

   9.  Total assets(4)                                         336818,365,835
   9.

   LIABILITIES

   10. Interest-bearing transaction accounts
       in domestic offices (NOW accounts, ATS
       accounts, and telephone and preauthorized
       transfer accounts) (exclude demand          RCON
       deposits)                                               3485   328,233
   10.

   11. Nontransaction accounts in domestic
       offices:
       a.  Money market deposit accounts
           (MMDAs)                                 3486   5,847,054      11.a
       b.  Other savings deposits                  3487     725,739      11.b
       c.  Time certificates of deposit
           of $100,000 or more                     3345     809,352      11.c
       d.  All other time deposits                 3469   3,576,573      11.d

   12. Interest-bearing deposits in foreign
       offices, Edge and Agreement                 RCFN
       subsidiaries, and IBFs                      3404     540,980       12.

   13. Federal funds purchased and securities
       sold under agreements to repurchase in                  RCFD
       domestic offices of the bank and of
       its Edge and Agreement subsidiaries,
       and in IBFs                                             3353 1,029,146
   13.

   14. Other borrowed money                        3355     328,977       14.

   _________________

   (1) For all items, banks have the option of reporting either (1) an average of daily figures for the quarter, or (2) an average of weekly figures (i.e., the Wednesday of each week of the quarter).
   (2) Quarterly averages for all debt securities should be based on amortized cost.
   (3) Quarterly averages for all equity securities should be based on historical cost.
   (4) The quarterly average for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

   Schedule RC-L - Off-Balance Sheet Items
                                                                        C460<-
                                                   Dollar Amounts in Thousands

   1.  Unused commitments:
       a.  Revolving, open-end lines secured
           by 1-4 family residential properties,   RCFD
           e.g., home equity loans                 3814     330,585       1.a
       b.  Credit card lines                       3815   3,104,689       1.b
       c.  Commercial real estate, construction,
           and land development:
           (1) Commitments to fund loans secured
               by real estate                      3816     435,606     1.c.1
           (2) Commitments to fund loans not
               secured by real estate              6550      96,119     1.c.2
       d.  Securities underwriting                 3817           0       1.d
       e.  Other unused commitments                3818   3,657,242       1.e

   2.  Financial standby letters of credit and
       foreign office guarantees
       a.  Amount of financial standby letters     RCFD
           of credit conveyed to others            3820         870

   3.  Performance standby letters of credit
       and foreign office guarantees               3821     432,656        3.
       a.  Amount of performance standby
           letters of credit conveyed to others    3822         900       3.a

   4.  Commercial and similar letters of credit    3411      60,808        4.

   5.  Participations in acceptances (as
       described in the instructions) conveyed
       to others by the reporting bank             3428           0        5.

   6.  Participations in acceptances (as
       described in the instructions) acquired
       by the reporting (nonaccepting) bank        3429         909        6.

   7.  Securities borrowed                         3429           0        7.

   8.  Securities lent (including customer's
       securities lent where the customer is
       indemnified against loss by the reporting
       bank)                                       3433           0        8.

   9.  Loans transferred (i.e., sold or swapped)
       with recourse that have been treated as
       sold for Call Report purposes:
       a.  FNMA and FHLMC residential mortgage
           loan pools:
           (1) Outstanding principal balance
               of mortgages transferred as of
               the report date                     3650           0     9.a.1
           (2) Amount of recourse exposure
               on these mortgages as of the
               report date                         3651           0     9.a.2
       b.  Private nongovernment-issued or
           -guaranteed) residential mortgage
           loan pools:
           (1) Outstanding principal balance
               of mortgages as of the report

               date                                3652           0     9.b.1
           (2) Amount of recourse exposure
               on these mortgages as of the
               report date                         3653           0     9.b.2
       c.  Farmer Mac agricultural mortgage
           loan pools:
           (1) Outstanding principal balance
               of mortgages as of the report
               date                                3654           0     9.c.1
           (2) Amount of recourse exposure on
               these mortgages transferred as
               of the report date                  3655           0     9.c.2
       d.  Small business obligations
           transferred with recourse under
           Section 208 of the Riegle Community
           Development and Regulatory Improvement
           Act of 1994:
           (1) Outstanding principal balance
               of small business obligations
               transferred as of the report
               date                                A249           0     9.d.1
           (2) Amount of retain recourse on
               these obligations as of the
               report date                         A250           0     9.d.2

   10. When-issued securities:
       a.  Gross commitments to purchase           3434     160,786      10.a
       b.  Gross commitments to sell               3435           0      10.b

   11. Spot foreign exchange contracts             8765       4,276       11.

   12. All other off-balance sheet liabilities
       (exclude off-balance sheet derivatives)
       (itemize and describe each component of
       this item over 25% of Schedule RC,
       item 28, "Total equity capital")            3430           0       12.

           TEXT             RCFD
       a.  3555:            3555           N/A                           12.a
       b.  3556:            3556           N/A                           12.b
       c.  3557:            3557           N/A                           12.c
       d.  3558:            3558           N/A                           12.d

   13. All other off-balance sheet assets
       (exclude off-balance sheet
       derivatives) (itemize and describe
       each component of this item over
       25% of Schedule RC, item 28, "Total
       equity capital")                            5591           0       13.
           TEXT             RCON
       a.  5592:            5592           N/A                           13.a
       b.  5593:            5593           N/A                           13.b
       c.  5594:            5594           N/A                           13.c
       d.  5595:            5595           N/A                           13.d

                                                                       C461 <-
                                                   Dollar Amounts in Thousands
   Off-balance
   Sheet                  (Column A) (Column B) (Column C) (Column D)
   Derivatives              Interest    Foreign     Equity  Commodity
   Position                     Rate   Exchange Derivative  And Other

   Indicators              Contracts  Contracts  Contracts  Contracts

   14. Gross amounts
       (e.g., notional
       amounts) (for
       each column,
       sum of items
       14.a through
       14.e must equal
       sum of items
       15, 16.a and
       16.b):
       a.  Futures
           contracts               0          0          0          0    14.a
                           RCFD 8693  RCFD 8694  RCFD 8695  RCFD 8697
       b.  Forward
           contracts               0      9,855          0          0    14.b
                           RCFD 8697  RCFD 8698  RCFD 8699  RCFD 8700
       c.  Exchange-
           traded
           option
           contracts:
           (1) written
               options             0          0          0          0   14.c1
                           RCFD 8701  RCFD 8702  RCFD 8703   RCFD8704
           (2) Purchased
               options             0          0          0          0   14.c2
                           RCFD 8705  RCFD 8706  RCFD 8707  RCFD 8708
       d.  Over-the-
           counter
           option
           contracts:
           (1) written
               options       227,010          0          0          0   14.d1
                           RCFD 8709  RCFD 8710  RCFD 8711   RCFD8712
           (2) Purchased
               options       915,235          0          0          0   14.d2
                           RCFD 8713  RCFD 8714  RCFD 8715  RCFD 8716
       e.  Swaps           5,472,915          0          0          0    14.e
                           RCFD 3450   RCFD3826   RCFD8719   RCFD8720

   15. Total gross notional
       amount of derivative
       contracts held for
       trading                     0      9,855          0          0     15.
                           RCFD A126  RCFD A127  RCFD 8723  RCFD 8724
   16. Total gross notional
       amount of derivative
       contracts held for
       purposes other than
       trading:
       a.  Contracts
           marked
           to market         641,193          0          0          0    16.a
                           RCFD 8725  RCFD 8726  RCFD 8727  RCFD 8728
       b.  Contracts not
           marked to
           market          5,973,967          0          0          0    16.b
                           RCFD 8729  RCFD 8730  RCFD 8731  RCFD 8732
   17. Gross fair
       values of

       derivative
       contracts:
       a.  Contracts
           held for
           trading:
           (1) Gross
               positive
               fair
               value               0      4,986          0          0   17.a1
                           RCFD 8733  RCFD 8734  RCFD 8735  RCFD 8736
           (2) Gross
               negative
               fair
               value               0      4,708          0          0   17.a2
                           RCFD 8737  RCFD 8738  RCFD 8739  RCFD 8740
       b.  Contracts
           held for
           purposes
           other than
           trading that
           are marked to
           market:
           (1) Gross
               positive
               fair
               value           5,220          0          0          0   17.b1
                           RCFD 8741  RCFD 8742  RCFD 8743  RCFD 8744
       (2) Gross
           negative
           fair
           value               7,857          0          0          0   17.b2
                           RCFD 8745  RCFD 8746  RCFD 8747  RCFD 8748
       c.  Contracts
           held for
           purposes
           other than
           trading that
           are not
           marked
           to market
           (1) Gross
               positive
               fair
               value           5,633          0          0          0   17.c1
                           RCFD 8749  RCFD 8750  RCFD 8751  RCFD 8752
       (2) Gross
           negative
           fair
           value              32,697          0          0          0   17.c2
                           RCFD 8753  RCFD 8754  RCFD 8755  RCFD 8756

   Memoranda
                                                   Dollar Amounts in Thousands

                                                   RCFD
   1.-2.   Not applicable
   3.  Unused commitments with an original
       maturity exceeding one year that are
       reported in Schedule RC-L, items 1.a
       through 1.e, above (report only the
       unused portions of commitments that

       are fee paid or otherwise legally
       binding)                                    3833   3,352,682       M.3
       a.  Participations in commitments
           with an original maturity exceeding
           one year conveyed to others             3834     111,249      M.3a
   4.  To be completed only by banks with
       $1 billion or more in total assets:
       Standby letters of credit and foreign
       office guarantees (both financial and
       performance) issued to non-U.S.
       addressees (domicile) included in
       Schedule RC-L, items 2 and 3, above         3377         437       M.4
   5.  Installment loans to individuals for
       household, family, and other personal
       expenditures that have been securitized
       and sold without recourse (with servicing
       retained), amounts outstanding by type of
       loan:
       a.  Loans to purchase private passenger
           automobiles (to be completed for
           the September report only)              2741         N/A     M.5.a
       b.  Credit cards and related plans
           (TO BE COMPLETED QUARTERLY)             2742           0     M.5.b
       c.  All other consumer installment
           credit (including mobile home
           loans) (to be completed
           for the September report only)          2743         N/A     M.5.c

   Schedule RC-M - Memoranda
                                                                       C465 <-
                                                   Dollar Amounts in Thousands


   1.  Extensions of credit by the reporting
       bank to its executive officers,
       directors principal shareholders, and
       their related interests as of the report
       date:
       a.  Aggregate amount of all extensions
           of credit to all executive officers,
           directors, principal shareholders,      RCFD
           and their related interests             6164       1,469       1.a
       b.  Number of executive officers,
           directors, and principal
           shareholders to whom the amount of
           all extensions of credit by the
           reporting bank (including extensions
           of credit to related interests)
           equals or exceeds the lesser of
           $ 500,000 or 5 percent of total
           capital as defined for this purpose
           in agency regulations                   6165           0       1.b

   2.  Federal funds sold and securities
       purchased under agreements to resell
       with U.S. branches and agencies of
       foreign banks (1) (including in
       Schedule RC, items 3.a and 3.b)             3405           0        2.

   3.  Not applicable.

   4.  Outstanding principal balance of
       1-4 family residential mortgage
       loans serviced for others (include
       both retained servicing and
       purchased servicing):
       a.  Mortgages serviced under a
           GNMA contract:                          5500           0       4.a
       b.  Mortgages serviced under a
           FHLMC contract:
           (1) Serviced with recourse
               to servicer                         5501           0     4.b.1
           (2) Serviced without recourse to
            servicer                               5502           0     4.b.2
       c.  Mortgages serviced under FNMA
           contract:
           (1) Serviced under a regular option
               contract                            5503           0     4.c.1
           (2) Serviced under a special option
               contract                            5504           0     4.c.2
       d.  Mortgages serviced under other
           servicing contracts                     5505           0       4.d

   5.  To be completed only by banks with
       $1 billion or more in total assets:
       Customers' liability to this bank on
       acceptances outstanding (sum of items 5.a
       and 5.b must equal Schedule RC, item 9):
       a.  U.S. addressees (domicile)              2103       1,270       5.a

       b.  Non-U.S. addressees (domicile)          2104       2,157       5.b

   6.  Intangible assets:
       a.  Mortgage servicing rights               3164           0       6.a
       b.  Other identifiable intangible assets:
           (1) Purchased credit card
               relationships                       5506       3,942     6.b.1
           (2) All other identifiable intangible
               assets                              5507       9,384     6.b.2
       c.  Goodwill                                3163       3,002       6.c
       d.  Total (sum of items 6.a through 6.c)
           (must equal Schedule RC, item 10)       2143      16,328       6.d
       e.  Amount of intangible assets (included
           in item 6.b.(2) above) that have been
           grandfathered or are otherwise
           qualifying for regulatory capital
           purposes                                6442           0       6.e

   7.  Mandatory convertible debt, net of
       common or perpetual preferred stock
       dedicated to redeem the debt                3295           0        7.

   ______________________
   (1) do not report federal funds sold and securities purchased under agreements to resell with other commercial banks in the U.S. in this item.

   Schedule RC-M - Continued

                                                   Dollar Amounts in Thousands


   8.  a.  Other real estate owned:                RCFD
           (1) Direct and indirect investments
               in real estate ventures             5372           0     8.a.1
           (2) All other real estate owned:        RCON
               (a) Construction and land
                   development in domestic
                   offices                         5508           0    8.a.2a
               (b) Farmland in domestic
                   offices                         5509           0    8.a.2b
               (c) 1-4 family residential
                   properties in domestic
                   offices                         5510       3,466    8.a.2c
               (d) Multifamily (5 or more)
                   residential properties in
                   domestic offices                5511           2    8.a.2d
               (e) Nonfarm nonresidential
                   properties in domestic
                   offices                         5512       1,645    8.a.2e
               (f) In foreign                      RCFN
                   offices                         5513           0    8.a.2f
           (3) Total (sum of items 8.a.(1)
               and 8.a.(2))                        RCFD
               (must equal Schedule RC, item 7)    2150       5,113     8.a.3
       b.  Investments in unconsolidated
           subsidiaries and associated companies:
           (1) Direct and indirect investments
               in real estate ventures             5374           0     8.b.1
           (2) All other investments in
               unconsolidated subsidiaries and
               associated companies                5375         693     8.b.2
           (3) Total (sum of items 8.b.(1)
               and 8.b.(2)) (must equal
               Schedule RC, item 8)                2130         693     8.b.3
       c.  Total assets of unconsolidated
           subsidiaries and associated companies   5376      19,606       8.c

   9.  Noncumulative perpetual preferred stock
       and related surplus included in Schedule
       RC, item 23, "Perpetual preferred stock
       and related surplus"                        3778           0        9.

   10. Mutual fund and annuity sales in
       domestic offices during the quarter
       (include proprietary, private label,
       and third party mutual funds):
                                                   RCON
       a.  Money market funds                      6441         252      10.a
       b.  Equity securities funds                 8427      28,355      10.b
       c.  Debt securities funds                   8428      18,249      10.c
       d.  Other mutual funds                      8429           0      10.d
       e.  Annuities                               8430      22,900      10.e
       f.  Sales of proprietary mutual funds
           and annuities (included in items
           10.a through 10.e above)                8784      17,606      10.f

   Memorandum

                                                   Dollar Amounts in Thousands


   1.  Interbank holdings of capital
       instruments (to be completed for
       the December report only):
                                                   RCFD
       a.  Reciprocal holdings of banking
           organizations' capital instruments      3836         N/A     M.1.a
       b.  Nonreciprocal holdings of banking
           organizations' capital instruments      3837         N/A     M.1.b

   Schedule RC-N - Past Due and Nonaccrual Loans, Leases, and Other Assets

   The FFIEC regards the information reported in all of Memorandum item 1, in items 1 through 10, column A, and in Memorandum items 2 through 4, column A, as confidential.

                                                                        C470<-
                                                   Dollar Amounts in Thousands



(Column A)                                                         (Column B)

                                                                      (Column
C)
                                                                        Past
due 30       Past due

              Nonaccrual
                                       through        90 days
                                       89 days        or more
                                     and still      and still
                                      accruing       accruing

- -------------
- -------------

   -------------
   1.  Loans secured by real
       estate:                   RCFD           RCFD            RCFD
       a.  To U.S. addressees
           (domicile)            1245   59,645  1246    8,403   1247
       b.  To non-U.S.
           addressees
           (domicile)            1248        0  1249        0   1250
   2.  Loans to depository
       institutions and
       acceptances of
       other banks:
       a.  To U.S. banks
           and other U.S.
           depository
           institutions          5377       26  5378        0   5379
       b.  To foreign banks      5380    2,000  5381        0   5382
   3.  Loans to finance
       agricultural production
       and other loans to
       farmers                   1594      136  1597       30   1583
   4.  Commercial and
       industrial loans:
       a.  To U.S. addressees
           (domicile)            1251   13,305  1252    1,195   1253
       b.  To non-U.S.
           addressees
           (domicile)            1254   35,750  1255       97   1256
   5.  Loans to individuals
       for household,
       family, and other
       personal expenditures:
       a.  Credit cards and
           related plans         5383   21,003  5384   12,893   5385
       b.  Other (includes
           single payment,
           installment, and
           all student loans)    5386   18,182  5387    4,283   5388
   6.  Loans to foreign
       governments official
       institutions              5389        0  5390        0   5391
   7.  All other loans           5459        0  5460        0   5461
   8.  Lease financing
       receivables:
       a.  Of U.S. addressees

           (domicile)            1257    3,534  1258      357   1259
       b.  On non-U.S.
           addressees
           (domicile)            1271        0  1272        0   1791
   9.  Debt securities and
       other assets (exclude
       other real estate owned
       and other repossessed
       assets)                   3505        1  3506        0   3507

   Amounts reported in items 1 through 8 above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

   10. Loans and leases
       reported in items
       1 through 8 above
       which are wholly or
       partially guaranteed
       by the U.S.               RCFD           RCFD            RCFD
       Government                5612    5,805  5613    3,055   5614
       a.  Guaranteed portion
           of loans and leases
           included in item 10
           above                 5615    5,152  5616    3,023   5617

   Schedule RC-N - Continued

   Memoranda                                                            C473<-
                                                   Dollar Amounts in Thousands


                                                                   (Column A)

                                                  (Column B)         (Column C)
                                                                  Past due 30

   Past due         Nonaccrual
                                    through        90 days
                                    89 days        or more
                                  and still      and still
                                   accruing       accruing
                                                                -------------

                                               -------------

                                                  -------------
   1.  Restructured loans and
       leases included in
       Schedule RC-N, items
       1 through 8, above
       (and not reported in
       Schedule RC-C, Part I,          RCFD           RCFD               RCFD
       Memorandum item 2)     1658        0  1659        0   1661        0M.1
   2.  Loans to finance
       commercial real
       estate, construction,
       and land development
       activities (not
       secured by real
       estate) included
       in Schedule RC-N,
       items 4 and 7, above   6558       62  6559      124   6560       32M.2
   3.  Loans secured by
       real estate in
       domestic offices
       (included in
       Schedule RC-N, item
       1, above):             RCON           RCON            RCON
       a.  Construction
           and land
           development        2759    1,401  2769      109   3492     723M.3a
       b.  Secured by
           farmland           3493       46  3494        0   3495       1M.3b
       c.  Secured by 1-4
           family
           residential
           properties:
           (1) Revolving,
           open-end loans
           secured by 1-4
           family residential
           properties and
           extended under
           lines of credit    5398   10,498  5399    1,881   5400  1,926M.3c1
           (2) All other
               loans secured
               by 104
               family
               residential
               properties     5401   45,500  5402    5,210   5403 17,210M.3c2
       d.  Secured by
           multifamily
           (5 or more)
           residential

           properties         3499      244  3500      585   3501     717M.3d
       e.  Secured by
           nonfarm
           nonresidential
           properties         3502    1,965  3503      618   3504   2,689M.3e


                                                                   (Column A)

                                                  (Column B)
                                                                  Past due 30

   Past due
                                    through        90 days
                                    89 days        or more
                                                                -------------

                                               -------------
   4.  Interest rate,
       foreign exchange
       rate, and
       other commodity
       and equity contracts:
       a.  Book value of
           amounts carried    RCFD           RCFD
           as assets          3522        0  3528        0  M.4.a
       b.  Replacement cost
           of contracts with
           a positive
           replacement cost   3529        0  3530        0  M.4.b

   Schedule RC-O - Other Data for Deposit Insurance Assessments
                                                                       C475 <-
                                                   Dollar Amounts in Thousands


   1.  Unposted debits (see instructions):         RCON
       a.  Actual amount of all unposted
           debits                                  0030           0       1.a
           OR
       b.  Separate amount of unposted debits:
           (1) Actual amount of unposted
               debits to demand deposits           0031         N/A      1.b1
           (2) Actual amount of unposted debits
               to time and savings deposits(1)     0032         N/A      1.b2

   2.  Unposted credits (see instructions):
       a.  Actual amount of all unposted
           credits                                 3510       6,667       2.a
           OR
       b.  Separate amount of unposted credits:
           (1) Actual amount of unposted credits
               to demand deposits                  3512         N/A      2.b1
           (2) Actual amount of unposted credits
               to time and savings deposits (1)    3514         N/A      2.b2

   3.  Uninvested trust funds (cash) held in
       bank's own trust department not included
       in total deposits in domestic offices)      3520       2,848        3.

   4.  Deposits of consolidated subsidiaries
       in domestic offices and in insured
       branches in Puerto Rico and U.S.
       territories and possessions (not
       included in total deposits):
       a.  Demand deposits of consolidated
           subsidiaries                            2211          67       4.a
       b.  Time and savings deposits (1)
           of consolidated subsidiaries            2351           0       4.b
       c.  Interest accrued and unpaid
           on deposits of consolidated
           subsidiaries                            5514           0       4.c

   5.  Deposits in insured branches in
       Puerto Rico and U.S. territories
       and possessions:
       a.  Demand deposits in insured
           branches (included in Schedule
           RC-E, Part II)                          2229           0       5.a
       b.  Time and savings deposits (1)
           in insured branches (included in
           Schedule RC-E, Part II)                 2383           0       5.b
       c.  Interest accrued and unpaid on
           deposits in insured branches
           (included in Schedule RC-G,
           item 1.b)                               5515           0       5.c

   Item 6 is not applicable to state nonmember banks that have not been authorized by the Federal Reserve to act as pass-through correspondents.

   6.  Reserve balances actually passed
       through to the Federal Reserve by

       the reporting bank on behalf of its
       respondent depository institutions
       that are also reflected as deposit
       liabilities of the reporting bank:
       a.  Amount reflected in demand
           deposits (included in Schedule
           RC-E, Part I,                           RCON
           Memorandum item 4.a)                    2314           0       6.a
       b.  Amount reflected in time and
           savings deposits (1) (included
           in Schedule RC-E, Part I,
           Memorandum item 4.b)                    2315           0       6.b

   7.  Unamortized premiums and discounts
       on time and savings deposits:(1)
       a.  Unamortized premiums                    5516      24,899       7.a
       b.  Unamortized discounts                   5517           0       7.b

   8.  To be completed by banks with
       "Oakar deposits."
       Total "Adjusted Attributable Deposits"
       of all institutions acquired under
       Section 5(d)(3) of the Federal Deposit
       insurance Act (from most recent FDIC
       Oakar Transaction Worksheet(s))             5518   4,154,367        8.

   9.  Deposits in lifeline accounts                                       9.

   10. Benefit-responsive "Depository
       Institution Investment Contracts"
       (included in total deposits in
       domestic offices)                           8432           0       10.

   ___________________
   (1) For FDIC insurance assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.

   Schedule RC-O - Continued




                                                   Dollar Amounts in Thousands


   11. Adjustments to demand deposits
       reported in Schedule RC-E for certain
       reciprocal demand balances:
       a.  Amount by which demand deposits
           would be reduced if reciprocal
           demand balances between the
           reporting bank and savings
           associations were reported
           on a net basis rather than a            RCON
           gross basis in Schedule RC-E            8785           0      11.a
       b.  Amount by which demand deposits
           would be increased if reciprocal
           demand balances between the
           reporting bank and U.S. branches
           and agencies of foreign banks were
           reported on a gross basis rather
           than a net basis in Schedule RC-E       A181           0      11.b
       c.  Amount by which demand deposits
           would be increased if cash items
           in process of collection were
           included in the calculation of net
           reciprocal demand balances between
           the reporting bank and the domestic
           offices of U.S. banks and savings
           associations in Schedule RC-E           A182           0      11.c

   Memoranda


   (to be completed each quarter
   except as noted)                                Dollar Amounts in Thousands


   1.  Total deposits in domestic offices of
       the bank (sum of Memorandum items
       1.a(1) and 1.b.(1) must equal
       Schedule RC, item 13.a):
       a.  Deposit accounts of $100,000
           or less:                                RCON
           (1) Amount of deposit accounts
               of $100,000 or less                 2702  10,728,184    M.1.a1
           (2) Number of deposit accounts
               of $100,000 or less
               (to be completed for June
               report only)                        3779         N/A     M.1a2
       b.  Deposit accounts of more than
           $100,000:
           (1) Amount of deposit accounts
               of more than $100,000:              2722      14,320     M.1b2
           (2) Number of deposit accounts
               of more than $100,000:              2722      14,320    M.1.b2

   2.  Estimated amount of uninsured deposits

       in domestic offices of the bank:
       a.  An estimate of your bank's
           uninsured deposits can be determined
           by multiplying the number of deposit
           accounts of more than $100,000
           reported in Memorandum item 1.b.(2)
           above by $100,000 and subtracting
           the result from the amount of deposit
           accounts of more than $100,000 reported
           in Memorandum item 1.b.(1) above.

           Indicate in the appropriate box at
           the right whether your bank has a
           method or procedure for determining
           a better estimate of uninsured
           deposits than the estimate described
           above                                   RCON         Yes        No
       b.  If the box marked YES has been
           checked, report the estimate of         6861           X     M.2.a
           uninsured deposits determined by
           using your bank's method or
           procedure                               5597         N/A     M.2.b


                                                                        C477<-

   Person to whom questions about the Reports of Condition and Income should be directed:


                           (214) 290-7615
   Sharon Dean, Senior Manager

   Name and Title (TEXT 8901)     Area code/phone number/extension (TEXT 8902)

   Schedule RC-R - Regulatory Capital

   This schedule must be completed by all banks as follows: Banks that reported total assets of $1 billion or more in Schedule RC, item 12, for June 30, 1995, must complete items 2 through 9 and Memoranda items 1 and 2. Banks with assets of less than $1 billion must complete items 1 through 3 below or Schedule RC-R in its entirety, depending on their response to item 1 below.

   1.  Test for determining the extent
       to which Schedule RC-R must be
       completed.
       To be completed only by banks with
       total assets of less than $1 billion.                            C480<-
       Indicate in the appropriate box at
       the right whether the bank has total
       capital greater than or equal to
       eight percent of adjusted total             RCFD         Yes        No
       assets                                      6056         N/A        1.
           For purposes of this test,
       adjusted total assets equals total
       assets less cash, U.S. Treasuries,
       U.S. Government agency obligations,
       and 80 percent of U.S. Government-
       sponsored agency obligations plus
       the allowance for loan and lease
       losses and selected off-balance sheet
       items as reported on Schedule RC-L
       (see instructions).
           If the box marked YES has been
       checked, then the bank only has to
       complete items 2 and 3 below.  If
       the box marked NO has been checked,
       the bank must complete the remainder
       of this schedule.
           A NO response to item 1 does not
       necessarily mean that the bank's
       actual risk-based capital ratio is
       less than eight percent or that the
       bank is not in compliance with
       the risk-based capital guidelines.

Items 2 and 3 are to be completed
by all banks.

                                                   Dollar Amounts in Thousands

                                           (Column A)       (Column B)


                                         Subordinated
                                                 Debt
                                         Intermediate            Other
                                                 Term     Limited-Life
                                            Preferred          Capital
                                                Stock      Instruments
                                        -------------     ------------
   2.  Subordinated debt(1) and
       other limited-life capital
       instruments (original
       weighted average maturity
       of at least five years)
       with a remaining maturity
       of:                            RCFD             RCFD
       a.  One year or less           3780          0  3786          0    2.a

       b.  Over one year through
           two years                  3781          0  3787               2.b
       c.  Over two years through
           three years                3782          0  3788          0    2.c
       d.  Over three years through
           four years                 3783          0  3789          0    2.d
       e.  Over four years through
           five years                 3784          0  3790          0    2.e
       f.  Over five years            3785          0  3791          0    2.f

   3.  Amounts used in calculating
       regulatory capital ratios
       (report amounts determined
       by the bank for its own
       internal regulatory capital
       analyses):                     RCFD
       a.  Tier 1 capital             8274

                      1,399,450               3.a
       b.  Tier 2 capital             8275

                        118,958               3.b
       c.  Total risk-based capital   3792

                      1,518,408               3.c
       d.  Excess allowance for
           loan and lease losses      A222                0               3.d
       e.  Risk-weighted assets       A223

                     14,374,257               3.e
       f.  "Average total assets"     A224

                     18,353,449               3.f


Items 4-9 and Memoranda items 1 and 2 are to be completed by banks that answered NO to item 1 above and by banks with total assets of $1 billion or more.

                                           (Column A)       (Column B)
                                                                Credit
                                               Assets       Equivalent
                                             Recorded        Amount of
                                               on the      Off-Balance
                                              Balance            Sheet
                                                Sheet        Items (2)


 -------------
- ------------
   4.  Assets and credit equivalent
       amounts of off-balance
       sheet items assigned to
       the Zero percent risk
       category:
       a.  Assets recorded on
           the balance sheet:
           (1) Securities issued by,
               other claims on,
               and claims
               unconditionally
               guaranteed by, the
               U.S. Government
               and its agencies       RCFD             RCFD
               and other OECD
               central governments    3794    910,689                   4.a.1
           (2) All other              3795    476,755                   4.a.2
       b.  Credit equivalent amount
           of off-balance sheet
           items                                       3796    132,917    4.b
   ___________________
   (1) Exclude mandatory convertible debt reported in Schedule RC-M, item 7.
   (2) Do not report in column B the risk-weighted amount of assets reported in column A.

   Schedule RC-R - Continued
                                                   Dollar Amounts in Thousands


                                           (Column A)       (Column B)
                                                                Credit
                                               Assets       Equivalent
                                             Recorded        Amount of
                                               on the      Off-Balance
                                              Balance            Sheet
                                                Sheet        Items (2)


 -------------
- ------------
   5.  Assets and credit equivalent
       amounts of off-balance
       sheet items assigned to the
       20 percent risk category:
       a.  Assets recorded on the
           balance sheet:
           (1) Claims conditionally
               guaranteed by the U.S.
               Government and its
               agencies and other
               OECD central           RCFD             RCFD
               governments            3798    281,276                   5.a.1
               by, the U.S.
               Government and
               its agencies
           (2) Claims collateralized
               by securities issued
               by the U.S. Government
               and its agencies
               and other OECD central
               governments; by
               securities issued by
               U.S. Government-
               sponsored agencies;
               and by cash on
               deposit                3799          0                   5.a.2
           (3) All other              3800  4,059,062                   5.a.3
       b.  Credit equivalent amount
           of off-balance sheet
           items                                       3801     87,567    5.b
   6.  Assets and credit equivalent
       amounts of off-balance
       sheet items assigned to
       the 50 percent risk
       category:
       a.  Assets recorded on
           the balance sheet          3802  2,763,265                     6.a
       b.  Credit equivalent
           amount of off-balance
           sheet items                                 3803     74,334    6.b
   7.  Assets and credit equivalent
       amounts of off-balance
       sheet items assigned to the
       100 percent risk category:
       a.  Assets recorded on
           the balance sheet          3804 10,287,386                     7.a
       b.  Credit equivalent amount
           of off-balance sheet
           items                                       3805  1,808,375    7.b

   8.  On-balance sheet asset values
       excluded from the calculation
       of the risk-based capital
       ratio(2)                       3806     23,456                      8.
   9.  Total assets recorded on the
       balance sheet (sum of
       items 4.a, 5.a, 6.a, 7.a
       and 8, column A) (must equal
       Schedule RC, item 12 plus
       items 4.b and 4.c)             3807 18,774,889                      9.


   Memoranda



           Dollar Amounts in Thousands


                                      RCFD
   1.  Current credit exposure
       across all off-balance
       sheet derivative contracts
       covered by the risk-based
       capital standards              8764                      10,858    M.1


- ------------------------------                               With a remaining
Maturity of
- -------------------------------------
                -------(Column B)---------
       ------(Column A)------

 Over one year

 --------(Column C)--------
           One year or less

             through five years
   Over five years

                               (Column A)       (Column B)

                                             (Column C)
                                 One year         Over one          Over
                                  or less             year          Five
                                                   through         Years
                                                five years
                                                           -------------

                                          -------------

                                        ------------
   2.  Notional
       principal
       amounts
       of off-
       balance sheet
       derivative
       contracts:(3)
                           RCFD            RCFD             RCFD
       a.  Interest
           rate
           contracts       3809 1,890,751  8766  3,609,931  8767 174,011 M.2a
       b.  Foreign
           exchange
           contracts       3812     6,963  8769          0  8770       0 M.2b
       c.  Gold
           contracts       8771         0  8772          0  8773       0 M.2c
       d.  Other
           precious
           metals
           contracts       8774         0  8775          0  8776       0 M.2d
       e.  Other
           commodity
           contracts       8777         0  8778          0  8779       0 M.2e
       f.  Equity
           derivative
           contracts       A000         0  A001          0  A002       0 M.2f
   ______________

   (1) Do not report in column B the risk-weighted amount of assets reported in column A.
   (2) Include the difference between the fair value and the amortized cost of available-for-sale securities in item 8 and report the amortized cost of these securities in items 4 through 7 above. Item 8 also includes on-balance sheet asset values (or portions thereof) of off-balance sheet interest rate, foreign exchange rate, and commodity contracts and those contracts (e.g. future contracts) not subject to risk-based capital. Exclude from item 8 margin amount that may be included in Tier 2 capital.
   (3) Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

               Optional Narrative Statement Concerning the Amounts
                 Reported in the Reports of Condition and Income

                      at close of business on March 31, 1996

   Bank One, Texas, N.A.                   Dallas         TX
   ---------------------------             ----------     -------
   Legal Title of Bank                     City           State

   The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in column A and in all of Memorandum item 1 of Schedule RC-N is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-N, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the "No comment" box below and should make no entries of any kind in the space provided for the narrative statement; i.e., DO NOT enter in this space such phrases as "No statement," "Not applicable," "N/A," "No comment," and "None."

   The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank's statement both on agency computerized records and in computer-file releases to the public.

   All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement's accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its accuracy.

   If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.

   The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of statements exceeding the 750-character limit described above). THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE, DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.


                                                   Dollar Amounts in Thousands

   No comment:        (RCON 6979)           C471                        C472<-
   BANK MANAGEMENT STATEMENT (Please type or print clearly) (TEXT 6980)

   Schedule RC-N, Item 9 Column C represents an other asset, as opposed to a debt security, on a nonaccrual status; therefore, total debt securities per Schedule RC-B do not agree to total debt securities and other assets per Schedule RC-N.



         ________________________          _____________
         Signature of Executive            Date of Signature
         Officer of Bank

                      THIS PAGE TO BE COMPLETED BY ALL BANKS
   --------------------------------------------------------------------------

                            OMB No. for OCC:              1557-0081
                            OMB No. for FDIC:             3064-0052
                            OMB No. for Federal Reserve:  7100-0036
                            Expiration Date:              03/31/96

                                            SPECIAL REPORT
                                    (Dollar Amounts in Thousands)
                      CLOSE OF BUSINESS DATE:         FDIC Certificate Number:
                         March 31, 1996                     27474    C700
   --------------------------------------------------------------------------
   LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)
   --------------------------------------------------------------------------
   The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to its executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert "none" against subitem (a). (Exclude the first $15,000 of indebtedness of each executive officer under bank credit card plan). See Sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation O) for the definitions of "executive officer" and "extension of credit," respectively. Exclude loans and other extensions of credit to directors and principals shareholders who are not executive officers.
   --------------------------------------------------------------------------
                                   RCFD
   a.  Number of loans made
       to executive officers
       since the previous
       Call Report date            3561                   NONE         a.
   b.  Total dollar amount of
       above loans (in thousands
       of dollars)                 3562                      0         b.
   c.  Range of interest charged
       on above loans (example:
       9-3/4% = 9.75)              7701/7702      0.00% to 0.00%        c.


   --------------------------------------------------------------------------
   SIGNATURE AND TITLE OF OFFICER
   AUTHORIZED TO SIGN REPORT                           DATE (Month, Day, Year)


   _________________________________                    ______________________

   NAME AND TITLE OF PERSON TO WHOM                    AREA CODE/PHONE NUMBER/
   INQUIRIES MAY BE DIRECTED: (TEXT 8903)                           EXTENSION:
                                                       (TEXT 8904)
                                                        (214) 290-7615
   Sharon Dean, Senior Manager

   --------------------------------------------------------------------------
   Comptroller of the Currency
   Administrator of National Banks
   --------------------------------------------------------------------------
   REPORT OF CONDITION
   --------------------------------------------------------------------------
   Consolidating domestic and foreign subsidiaries of the Bank One, Texas, N.A. of Dallas in the state Texas, at the close of business on March 31, 1996 published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161.
   Charter Number 27474, Comptroller of the Currency, District.


   Statement of Resources and Liabilities
   --------------------------------------------------------------------------

                                                  Dollars Amounts in Thousands

   ASSETS

   Cash and balances due from depository
   institutions:
       Noninterest-bearing balances and currency
       and coin                                                       900,723
       Interest-bearing balances                                      304,954
   Securities:
       Held-to-maturity securities                                    188,444
       Available-for-sale securities                                5,853,871
   Federal funds sold and securities purchased
   under agreements to resell in domestic offices
   of the bank and of its Edge and Agreement
   subsidiaries, and in IBFs:
       Federal funds sold                                             224,914
       Securities purchased under agreements to
       resell                                                           1,142
   Loans and lease financing receivables:
       Loan and leases, net of unearned income                     10,737,544
       LESS:  Allowance for loan and lease losses                     118,958
       LESS:  Allocated transfer risk reserve                               0
       Loans and leases, net of unearned income,
       allowance, and reserve                                      10,618,586
   Assets held in trading accounts                                          0
   Premises and fixed assets (including
   capitalized leases)                                                178,638
   Other real estate owned                                              5,113
   Investments in unconsolidated subsidiaries
   and associated companies                                               693
   Customers' liability to this bank on
   acceptances outstanding                                              3,427
   Intangible assets                                                   16,328
   Other assets                                                       359,098
   Total assets                                                    18,655,931

   --------------------------------------------------------------------------
   Administrator of National Banks
   --------------------------------------------------------------------------
   Bank One, Texas, N.A.
   REPORT OF CONDITION (Continued)
                                                  Dollars Amounts in Thousands

   LIABILITIES

   Deposits:
       In domestic offices                                         14,967,073
         Noninterest-bearing                        3,505,812
         Interesting-bearing                       11,461,261
       In foreign offices, Edge and
       Agreement subsidiaries, and IBFs                               489,220
         Noninterest-bearing                                0
         Interest-bearing                             489,220
   Federal Funds purchased and securities
   sold under agreements to repurchase in
   domestic offices of the bank and of its Edge
   and Agreement subsidiaries, and in IBFs:
       Federal funds purchased and securities
       sold under agreements to repurchase in
       domestic offices of the bank and of
       its Edge and Agreement subsidiaries,
       and in IBFs Federal funds purchased                            562,829
       Securities sold under agreements
       to repurchase                                                        7
   Demand notes issued to the U.S. Treasury                           313,333
   Trading liabilities                                                    645
   Other borrowed money:
       With original maturity of one year
       or less                                                        301,905
       With original maturity of more than
       one year                                                             0
   Mortgage indebtedness and obligations under
   capitalized leases                                                     140
   Bank's liability on acceptances executed and
   outstanding                                                          3,427
   Subordinated notes and debentures                                        0
   Other liabilities                                                  582,060
   Total liabilities                                               17,220,639
   Limited-life preferred stock and related
   surplus                                                                  0

   EQUITY CAPITAL

   Perpetual preferred stock and related
   Surplus                                                                  0
   Common stock                                                       224,000
   Surplus                                                            786,541
   Undivided profits and capital reserves                             401,295
   Net unrealized holding gains (losses)
   on available-for-sale securities                                    23,456
   Cumulative foreign currency translation
   adjustments                                                              0
   Total equity capital                                             1,435,292
   Total Liabilities, Limited-Life preferred
   stock and equity capital                                        18,655,931

   We, the undersigned directors, attest to the correctness of this statement of resources and liablities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

   _________________________________

   _________________________________

   _________________________________


   I, Bobby Doxey

   of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of mu knowledge and belief.


   _________________________________
            Signature


   _________________________________
            Date